As filed with the Securities and Exchange Commission on September 29, 2022	Registration No. 333-261070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUBBER LEAF INC

(Exact name of registrant as specified in its charter)

Nevada	3714	32-0655276
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

Qixing Road, Weng’ao Industrial Zone,

Chunhu Subdistrict, Fenghua District

Ningbo, Zhejiang, China

+86 - 0574 - 88733850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ParaCorp Incorporated

318 N. Carson Street, Ste. 208

Carson City, Nevada 89701

(916)-576-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, California 92270

(442)-599-1299

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ON SEPTEMBER 29, 2022

RUBBER LEAF INC

10,000,000 Shares of Common Stock by the Company

916,458 Shares of Common Stock by the Selling Shareholders

Rubber Leaf Inc (“Rubber Leaf” or the “Company”) is offering a maximum of 10,000,000 shares of our common stock at $2.50 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. We are also registering 916,458 shares of Common Stock for certain selling shareholders (collectively, the “Selling Shareholders”). The Selling Shareholders acquired the shares of Common Stock in accordance with the Regulation S of the Securities Act of 1933, as amended. The offering will terminate within 365 days from the date of this prospectus unless earlier fully subscribed or terminated by the Company. The Company will not retain any of the proceeds received from the shares sold on their accounts in this offering. The Company will retain the proceeds for the shares sold by the Company. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our Company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Investing in our common stock is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Investors are cautioned that you are purchasing the interests of Rubber Leaf Inc, which is a Nevada holding corporation without conducting operations and will be referred to hereinafter as the “Company”, or “we” or “our” or “RLI”. Our only subsidiary, Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., which only operates in China, will be referred to in this prospectus as “subsidiary” or “RLSP”

We are a Nevada holding company without any operation and our operations are conducted by our wholly owned subsidiary in China. Because all of our operations are conducted in China through our wholly-owned subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stocks. Further, this structure involves unique risks to investor. Please see “Summary of Significant Risk Factors” beginning on page 4 and “Risks Related to Doing Business in the People’s Republic of China (“PRC”)” beginning on page 8 of this prospectus.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC legal counsel, Shanghai SISU Law Firm (“Shanghai SISU”), as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure (“VIE”) and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC legal counsel, as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek any approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authorities for our overseas listing plan, nor has our company or our subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC, CAC or any other PRC governmental authorities. In addition, these new laws and guidelines have not impacted the Company’s ability to conduct its business and accept foreign investments. The Company owns 100% equity interest of RLSP which manufactures and sells automotive rubber sealing products and believes the new data security or anti-monopoly laws and regulations in China do not apply to the Company or its subsidiary. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our common stock and could significantly limit or completely hinder our ability to offer our common stock to investors or cause the value of our common stock to significantly decline or be worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is based in the U.S. and is registered with PCAOB and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.”

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, Rubber Leaf Inc (the “Company” or “RLI”), directly controls Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”), a foreign-owned company established in People’s Republic of China. See “Corporate History and Structure” under “THE BUSINESS AND BUSINESS PLAN” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter the Company at the close of this offering, the funds can be directly transferred to RLSP.

If the Company intends to distribute dividends, the Company will transfer the dividends from RLSP to RLI in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from RLI to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to have such transfer through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

3. To date, the Company totally transferred $301,990 cash to RLSP as capital contribution within the current existing approved registered capital amount of RLSP in China, of which $21,000 cash was from the private placement issuance of the Company’s common stock and $280,990 cash was from the personal loan of the Company’s President, Ms. Xingxiu Hua. The $301,990 cash transfer has been approved by Agricultural Bank of China, Fenghua branch, which is authorized by the State Administration of Foreign Exchange (the “SAFE”), and the $301,990 cash has been received by RLSP as of the date of this prospectus. PRC laws and regulations allow an offshore holding company to provide funding to its wholly owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly owned subsidiary in China or make additional capital contributions to fund RLSP’s capital expenditures or working capital. For an increase of its registered capital, RLSP needs to file such change of registered capital with the China’s Ministry of Commerce (“MOFCOM”) or its local counterparts. If the Company provides funding to RLSP through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches.

As of the date of the prospectus, no cash and other asset transfers have occurred from RLSP to the Company, and no dividends or distributions have been made from RLSP to the Company, and the Company has not paid any dividends to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to RLI only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The following diagram shows the nature of the flow of funds within our organization.

●	Rubber Leaf Inc (“RLI”)_, a Nevada holding company, was incorporated on May 18, 2021.
●	Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP” or the “WOFE”), a wholly foreign-owned enterprise established in the PRC in July 2019, and now is 100% directly owned by Rubber Leaf Inc.
●	Investors are purchasing their interests in Rubber Leaf Inc which is a Nevada holding company without conducting operations. RLSP is the only subsidiary of RLI through which the Company’s operations are conducting in China.
●	Post-offering percentage assumes the 10,000,000 proposed shares are fully subscribed by the public shareholders.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our common shares.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Rubber Leaf Inc

Ningbo City

Zhejiang Provence, China

Prospectus dated __________________, 2021

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

Commonly Used Defined Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“we,” “us,” “Rubber Leaf”, “RLI”, “Company” or “our,” are referred to Rubber Leaf Inc, a company incorporated in the State of Nevada, United States;

●	“WOFE” stands for Wholly Foreign-Owned Enterprise, which is referred to our wholly owned subsidiary Rubber Leaf Sealing Products (Zhejiang) Co., Ltd.;

●	“RLSP” is also referred to our wholly owned subsidiary Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a foreign-owned company established in the PRC;

●	“PRC” and “China” are to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan;

●	“Renminbi” and “RMB” are to the legal currency of China; and

●	“Subsidiary” the Company wholly owned Chinese operated company, also referred to as “RLSP”

●	“U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States.

The Company

Rubber Leaf Inc (“the Company”) was incorporated under the laws of the State of Nevada on May 18, 2021. It acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”) on May 27, 2021, through a Share Exchange Agreement between the Company and Xingxiu Hua, the President of the Company and who owned all of the issued and outstanding shares of RLSP. After the acquisition, RLSP became a 100% directly controlled subsidiary of the Company. Currently, all of the Company’s business is conducted through RLSP, our WOFE in China. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP was the wholly owned subsidiary of Rubber Leaf LLC, a Delaware company organized on June 1, 2018, and Ms. Xingxiu Hua was the sole member of Rubber Leaf LLC. RLSP’s main business areas include production and sales of synthetic rubber, rubber compound, car window seals, auto parts and etc. We are a well-known auto parts enterprise, and we are also the first-tier supplier of well-known auto brands such as Dongfeng Motor and French Renault.

The Company’s principal business address is Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.

1

Our Offering

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 40,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 40,976,458 shares of Common Stock issued outstanding and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 10,916,458 shares. These shares represent 10,000,000 additional shares of common stock to be issued by the Company and 916,458 shares of common stock by our Selling Stockholders. The price at which the Company will offer these shares is at a fixed price of $2.50 per share for the duration of the offering. The Selling Stockholders will also sell shares at a fixed price of $2.50 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the Selling Stockholders.

Securities being offered by the Company

10,000,000 shares of common stock, at a fixed price of $2.50 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	916,458 shares of common stock, at a fixed price of $2.50 offered by selling stockholders in a resale offering. The 2.50 fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The Company may however, at any time and for any reason terminate the offering.

Offering price per share	The Company and the selling shareholders will sell the shares at a fixed price per share of $2.50 for the duration of this Offering.

Number of shares of common stock outstanding prior to this offering	40,976,458 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after this offering	50,976,458 common shares will be issued and outstanding assuming the sale of all of the Company’s shares being offered herein

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $2.50 We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop. The offering price for the shares will remain at $2.50 per share for the duration of the offering

.
Use of Proceeds	We intend to use the gross proceeds to us for furthering our business operations as detailed in the section titled, “use of proceeds” on page 37.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 10,916,458 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	The Company’s officers and directors will sell the 10,000,000 shares of common stock on behalf of the Company on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $300,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Regulatory Permissions

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we will be required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

2

In the opinion of our PRC legal counsel, Shanghai SISU Law Firm (“Shanghai SISU”), neither we nor our subsidiary is currently required to obtain any approval from any PRC governmental authorities, including the China Securities Regulatory Commission (the “CSRC”), or Cybersecurity Administration Committee (the “CAC”), or any other governmental agency to list our common stock on U.S. exchanges and offer our common stock to foreign investors. We are also not currently covered by the permission requirements from the CSRC, the CAC or any other governmental agency that are required to approve our operations in China, and we have received all requisite permissions to operate our business in China and no permission has been denied. Moreover, we have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, or the CAC or any other governmental agency is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC governmental agency. These governmental agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC governmental agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other PRC governmental agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

In China, it is necessary to obtain a business license issued by the Chinese Ministry of Commerce to operate the business related to the business license. RLSP’s main business is to manufacture rubber and plastic sealing strip for automotive window and door, and RLSP has obtained its business license in July 2019.

Our wholly owned subsidiary RLSP is incorporated and operating in the People’s Republic of China. RLSP has received all permission required from Chinese authorities to operate its current business in China, including Business license and Approval regarding Environmental Protection. Currently, the Chinese government may intervene or influence our operations in China or this offering at any time, which could result in a material change in our operations and our common stock could decline in value or become worthless.

All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on October 26, 2018. However, on December 24, 2021, the Standing Committee of the National People’s Congress issued the Company Law of the People’s Republic of China (Draft for Comments) (the “Revised Company Law”), which is now open for public comments. The Revised Company Law further stipulates the establishment and withdrawal of the company, the organizational structure and the capital system of the company, and strengthens the responsibilities of shareholders and management personnel and Corporate Social Responsibility. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) on December 27, 2021, which became effective on January 1, 2022. The 2021 Negative List will replace the Special Administrative Measures for the Access of Foreign Investment (2020 Version) (the “2020 Negative List”) and serve as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out on the 2021 Negative List shall be classified as industries permitted for foreign investment. None of our businesses are on the 2021 Negative List, nor on the 2020 Negative List. Therefore, the Company is able to conduct its business through its wholly owned PRC subsidiary without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China (the “Regulation”), which became effective on January 1, 2020.

The Foreign Investment Law and the Regulation apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest, which refers to the Catalogue of Industries for Guiding Foreign Investment Industries (amended in 2020) (the “Catalogue”). Specifically, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the Catalogue (the Special Administrative Measures for the Access of Foreign Investment specified in the Catalogue was replaced by the 2020 Negative List, and the Catalogue of Industries for Encouraged Foreign Investment specified in the Catalogue was replaced by the Catalogue of Industries for Encouraged Foreign Investment (2020 Version).

The abovementioned Company Law of the People’s Republic of China provides that companies established in the PRC may take the form of company of limited liability or company limited by shares. Each company has the status of a legal person and owns its assets itself. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law replaced Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-establishment national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in market access negative list for foreign investment shall satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment. Under special circumstances, if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, The Foreign Investment Law establishes the clear principle of applying national treatment to FIEs except those engaged in industries on the 2020 Negative List. Since our current and planned business is not on the 2020 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

3

Summary of Significant Risk Factors

Investing in our Common Stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Common Stock. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risk of new regulations, significant new government oversight in China. As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. New regulations and policies, which may be adopted with little notice, could result in a material change in our operations and could cause the value of such securities to significantly decline or be worthless.

Risk of additional future government oversight and control over foreign offerings of China-based companies. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Although our business is not of the type currently subject to government review in China prior to a foreign securities offering, any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system. The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy.

Potential Limitations on the ability to receive dividends from our PRC subsidiary. We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary, as a Foreign Invested Enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Permissions from the PRC Authorities to Issue Our Common Stock to Foreign Investors. As of the date of this prospectus, we (1) are not required to obtain permissions from any PRC authorities to issue our Common Stock to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiary’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiary, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), both of which had a comment period that expired on January 23, 2022, and if enacted, may subject us to additional compliance requirement in the future. According to Relevant Officials of the CSRC Answered Reporter Questions(“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it still takes time to make the Administration Provisions and Measures into effect. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected. However, according to CSRC Answers, only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company.

However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Common Stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Risk of adverse Changes in China’s economic, political or social conditions or government policies. Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures, or other economic, political, or social developments in China may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Risk of non-compliance with labor-related laws and regulations of the PRC. We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. We believe our current practice complies with the Labor Contract Law and its amendments. If we are deemed to have violated relevant labor laws and regulations, however, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Risks related to service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, a majority of our current officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

4

Risks related to PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion. Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiary are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, any medium or long-term loan to be provided by us to our PRC operating subsidiary, must be registered with certain authorities. If we fail to complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Further, regulations on the control of currency conversions, including SAFE Circular 19 and SAFE Circular 16, may significantly limit our ability to use Renminbi converted from the net proceeds of this offering to fund our PRC operating subsidiary, to invest in or acquire any other PRC companies through our PRC Subsidiary, which may adversely affect our business, financial condition and results of operations.

Risk of fluctuations in exchange rates. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such appreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again. All of our revenues and substantially all of our costs are denominated in Renminbi. We rely on dividends paid by our operating subsidiary in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars.

Risks related to governmental control of currency conversion. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we primarily rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the common stock.

Risk that certain PRC regulations may make it more difficult for us to pursue growth through acquisitions. Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the NPC which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Risks related to inability of U.S. regulatory bodies to conduct investigations or inspections of our operations in China. Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

Risks related to inflation in the PRC could adversely impact our financial condition and results of operations. Our wholly owned subsidiary, RLSP, is the only operating entity that conducts business in the PRC. Since the inception of RLSP, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020 and 2021 were increases of 2.9%, 2.5% and 0.9%, respectively. The PRC overall economy is expected to continue to grow. Although we have not in the past been materially affected by inflation, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China. Future increases in the PRC’s inflation may adversely impact our financial condition and result of operations unless we are able to pass on these costs to our customers by increasing the prices of our products.

Risks related to potential classification as a PRC resident enterprise for PRC income tax purposes. Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. We believe our Company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our Company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the common stock by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us).

Risks related to disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products. As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicate supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation and product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability, and distribution system that could adversely impact our ability to produce and deliver products.

A global pandemic of a novel strain of coronavirus (COVID-19) first emerged in China in December 2019 and has spread globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the first half of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Furthermore, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, including any actions taken by governments, may have the effect of increasing the already-existing supply chain problems or slowing our sales. Moreover, China’s policy of effecting closures to avoid infections, including the recent lockdown in many provinces and municipalities in China, could affect our results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Risks related to legal uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Recent PRC regulations have extended PRC tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely. The audit report included in this prospectus was issued by Simon & Edward, LLP (“S&E”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing S&E in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Common Stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

No established public market for our common stocks prior to this offering. Prior to this offering, there has been no public market for our Common Stock. We plan to quote for trading our Common Stocks on the OTC Marketplace. If an active trading market for the Common Stock does not develop after this offering, the market price and liquidity of the Common Stock will be materially and adversely affected.

5

Transfer of Cash to and From our Subsidiary

1. Our equity structure is a direct holding structure, that is, Rubber Leaf Inc (the “Company” or “RLI”), directly controls Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”), a foreign-owned company established in People’s Republic of China. See “Corporate History and Structure” under “THE BUSINESS AND BUSINESS PLAN” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter the Company at the close of this offering, the funds can be directly transferred to RLSP.

If the Company intends to distribute dividends, the Company will transfer the dividends from RLSP to RLI in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from RLI to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to have such transfer through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

3. To date, the Company totally transferred $301,990 cash to RLSP as capital contribution within the current existing approved registered capital amount of RLSP in China, of which $21,000 cash was from the private placement issuance of the Company’s common stock and $280,990 cash was from the personal loan of the Company’s President, Ms. Xingxiu Hua. The $301,990 cash transfer has been approved by Agricultural Bank of China, Fenghua branch, which is authorized by the State Administration of Foreign Exchange (the “SAFE”), and the $301,990 cash has been received by RLSP as of the date of this prospectus. PRC laws and regulations allow an offshore holding company to provide funding to its wholly owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly owned subsidiary in China or make additional capital contributions to fund RLSP’s capital expenditures or working capital. For an increase of its registered capital, RLSP needs to file such change of registered capital with the China’s Ministry of Commerce (“MOFCOM”) or its local counterparts. If the Company provides funding to RLSP through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches.

As of the date of the prospectus, no cash and other asset transfers have occurred from RLSP to the Company, and no dividends or distributions have been made from RLSP to the Company, and the Company has not paid any dividends to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to RLI only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

6

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the six months ended June 30, 2022 from our unaudited financial statements and December 31, 2021 from our audited financial statements included in this prospectus. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus.

	Six Months Ended June 30, 2022	December 31, 2021
STATEMENT OF OPERATIONS DATA
Revenue	$5,917,182	$14,600,560
Operating & administration expenses	$507,720	$1,501,209
(Loss) income from operations	$(191,616)	$(2,924,545)
Other expense, net	$(100,246)	$(244,980)
Net (loss) income before income taxes	$(291,862)	$(3,169,525)
Basic and diluted loss per share	$(0.01)	$(0.08)
Weighted average common shares outstanding	40,976,458	40,560,763

As of
June 30, 2022 (Unaudited)
BALANCE SHEET DATA
Total current assets	$7,558,309
Total assets	$14,699,327
Total current liabilities	$9,611,472
Total liabilities	$14,953,635
Total stockholders’ (deficit) equity	(254,308)

7

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Doing Business in the People’s Republic of China (“PRC”)

PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase their registered capital or distribute profits.

As an U.S. holding company of our PRC subsidiary, we may make loans to our PRC subsidiary or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the State Administration of Foreign Exchange (“SAFE”).

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our U.S. holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiary or the holding company was required to obtain approval in the future and was denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the business segments of the Company’s subsidiary, RLSP may be subject to various government and regulatory interference in the provinces in which it operates. RLSP could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. RLSP may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Furthermore, it is uncertain when and whether the Company  or our subsidiary in the PRC will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company and our subsidiary in the PRC are currently not required to obtain any permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our common stocks may decline in value dramatically or even become worthless should we or our subsidiary in the PRC become subject to new requirement to obtain permission from the PRC government to list on U.S. stock market in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Our subsidiary, RLSP is formed under and governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference, but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties and sudden changes, sometimes with little advance notice. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

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The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the National People’s Congress of China (SCNPC) issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

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In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, which will take effect in November 2021. The Personal Information Protection Law provides that any entity involving processing of personal information (“Personal Information Processer”)shall take various measures to prevent the disclosure, modification or losing of the personal information processed by such entity, including, but not limited to, formulating a related internal management system and standard of operation, conducting classified management of personal information, taking safety technology measures to encrypt and de-identify the processed personal information, providing regular safety training and education for staff and formulating a personal information safety emergency accident plan. The Personal Information Protection Law further provides that a Personal Information Processer shall conduct a prior evaluation of the impact of personal information protection before the occurrence of various situations, including, but not limited to, processing of sensitive personal information (personal information that, once leaked or illegally used, may lead to discrimination against an individual or serious harm to an individual’s personal or property safety, including information on an individual’s ethnicity, religious beliefs, personal biological characteristics, medical health, financial accounts, personal whereabouts), using personal information to make automated decisions and providing personal information to any overseas entity.

On November 14, 2021, the Cyberspace Administration of China or the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC legal counsel, Shanghai SISU, we are not among the “operator of critical information infrastructure” or “data processor” as mentioned above. The Company, through RLSP, is a supplier of automotive rubber sealing products in China, and designs, develops and manufactures auto rubber related products, and neither the Company nor its subsidiary is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiary is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Regulations on Network Data Security (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), both of which had a comment period that expired on January 23, 2022, and if enacted, may subject us to additional compliance requirement in the future. See “-- CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.”

Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money.

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The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which had a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stock to significantly decline in value or become worthless.

We are a holding company, and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stocks.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our common stock offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

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The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of Renminbi to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars.

To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for capital expenditures and working capital and other business purposes, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of the Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock, and if we decide to convert Renminbi into U.S. dollars for the purpose of making dividend payments on our common stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our Company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities will determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiary which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our common stock may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our common stock would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our common stock.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers and other partners.

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International trade disputes could result in tariffs and other protectionist measures that could adversely affect our business. Tariffs could increase the cost of the goods and products which could affect consumers’ discretionary spending levels and therefore adversely impact our business. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect our business.

Inflation in the PRC could adversely impact our financial condition and results of operations.

Our wholly owned subsidiary, RLSP, is the only operating entity that conducts business in the PRC. Since the inception of RLSP, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020 and 2021 were increases of 2.9%, 2.5% and 0.9%, respectively. The PRC overall economy is expected to continue to grow. Although we have not in the past been materially affected by inflation, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China. Future increases in the PRC’s inflation may adversely impact our financial condition and result of operations unless we are able to pass on these costs to our customers by increasing the prices of our products.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China.

The PRC Securities Law was promulgated in December 1998 and was subsequently revised in October 2005, June 2013, August 2014 and December 2019. According to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While there is no detailed interpretation regarding the rule implementation under Article 177, it will be difficult for an overseas securities regulator to conduct investigation or evidence collection activities in China.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicate supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation and product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability, and distribution system that could adversely impact our ability to produce and deliver products.

A global pandemic of a novel strain of coronavirus (COVID-19) first emerged in China in December 2019 and has spread globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the first half of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Furthermore, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, including any actions taken by governments, may have the effect of increasing the already-existing supply chain problems or slowing our sales. Moreover, China’s policy of effecting closures to avoid infections, including the recent lockdown in many provinces and municipalities in China, could affect our results of operations.

Given the rapidly expanding nature of the COVID-19 pandemic in China and globally, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact on our operations will also depend on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control.

The virus and the measures to contain its spread have resulted in business and manufacturing disruptions in our markets, impacted the business activities of merchandise trade and disrupted the global supply chain. For example, Shanghai, China entered into a city-wide lockdown in March 2022 due to the Covid-19 outbreak, which adversely impacted our sales to our main customer, Shanghai Xinsen, for the first half of year 2022.

The global stock markets have experienced and may continue to experience a significant decline from the COVID-19 outbreak. The price of our common stock may decline significantly after the consummation of this offering, in which case you may lose your investment. Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Since all of the Company’s customers and suppliers are located in the PRC, and we have received all requisite permissions to operate our business in China and no permission has been denied, we do not foresee a suspension of the production, purchase, sale, or maintenance of our products in the near future. As of the date of this prospectus, the Company has not encountered a situation where it is unable to supply products at competitive prices or at all due to export restrictions. As the company has no business in Ukraine or Russia, there are no foreseeable risks associated with it. We also have not encountered or do not expect to (1) suspend the production, purchase, sale or maintenance of certain items due to a lack of raw materials, parts or equipment; inventory shortage; reduced headcount; or delayed projects ; (2) experience labor shortage that impact our business; (3) experience cybersecurity attack in our supply chain; (4) experience higher costs due to constrained capacity or increased commodity prices, shipping costs or challenges sourcing material, or experience surges or declines in consumer demand for which we are unable to adequately adjust our supply; (5) be unable to supply products at competitive prices or at all due to export restrictions, sanctions, tariffs, trade barriers, or political or trade tensions among counties; or (6) be exposed to supply chain risk in light of Russia’s invasion of Ukraine and/or related geopolitical tension.

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The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is headquartered in the United States and was not identified in this report as a firm subject to the PCAOB’s determination.

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The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor, Simon & Edward, LLP is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis.

While the Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Companies Accountable Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, the recent developments would add uncertainties to our offering and we cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC or the PCAOB will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our common stock could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, we have paid and will continue to pay in the future, social insurance or housing fund contributions for all of our employees, and we have been in compliance with the requirements of relevant PRC regulations. If in the future we are determined by local authorities to fail to make adequate or sufficient contributions to any employee benefits as required by relevant PRC regulations, due to changes in regulations and requirement, we may face late fees or fines in relation to the underpaid employee benefits. As a result, our financial condition and results of operations may be materially and adversely affected.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC legal counsel, Shanghai SISU, has advised us that, based on their understanding of the current PRC laws, rules and regulations, the CSRC’s approval is not required for the listing and trading of our common stock on over-the-counter stock market in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules.

However, our PRC legal counsel has further advised us that there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the common stock that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the common stock we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring and sale of our offshore investments. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Relating to Our Company and Our Industry

We rely entirely on the operations of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd, (“RLSP”), the Company’s wholly-owned subsidiary. Any successes or failures of RLSP will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

Business and Financing activities.

Borrowings under our loan agreement with certain lenders and Commercial Bank are secured by substantially all of our assets, including our intellectual property. Our loan agreement also restricts our ability to, among other things:

●	dispose of or sell our assets;

●	make material changes in our business or management;

●	consolidate or merge with other entities;

●	incur additional indebtedness;

●	create liens on our assets;

●	pay dividends;

●	make investments;

●	enter into transactions with affiliates; and

●	pay off or redeem subordinated indebtedness.

The operating and financial restrictions and covenants in the loan agreement, as well as any future financing agreements that we may enter into, could restrict our ability to finance our operations and to engage in, expand or otherwise pursue business activities and strategies that we or our stockholders may consider beneficial. If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all. This could materially and adversely affect our liquidity and financial condition and our ability to operate and continue our business as a going concern.

Many very large and well-funded companies have or are entering into various aspects of the automobile sealing products industry market that we intend serve or that they are offering products that indirectly compete with our proposed products and services. These companies will be able to offer products and services that will directly compete with our products & services. These factors could result in declining revenue, or inability to grow our business.

Sealing products for the automobile industry which play a role in reducing vibration and sealing sound insulations in vehicles are sophisticated, and in many ways unique. Numerous world class companies have entered into various aspects of our market. There currently are a number of companies worldwide that have already occupied a big portion of the market in which we intend to operate. As a small, early-stage company, it is uncertain if and how we will be able to compete with the new competitors and products that are being announced and deployed. While we believe that we currently have a competitive advantage because of our proposed specialized products and marketing strategy we cannot give any assurance that we will in fact be able to successfully compete with the existing or new competitors in this mature and evolving marketplace.

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A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the advertisements we display, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations. Failure to manage our future growth effectively could cause our business to suffer, which, in turn, could have an adverse impact on our financial condition and results of operations.

We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to small reporting companies will make our common stock less attractive to investors.

For so long as we remain an “small reporting company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “small reporting companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions for so long as we are an “small reporting company,” which could be as long as five years following the completion of our initial public offering. Investors may find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We rely substantially on our founder and President. We may be adversely affected if we lose her services or the services of other key personnel or are unable to attract and retain additional personnel.

Our success is substantially dependent on the efforts of our senior management, particularly Xingxiu Hua, our founder and President. The loss of the services of Ms. Hua or other members of our senior management may significantly delay or prevent the achievement of our business objectives. If we lose the services of, or do not successfully recruit, key sales and marketing, technical and corporate personnel, the growth of our business could be substantially impaired. At present, we do not maintain key man insurance for any of our senior management.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

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We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by this offering, to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We have broad discretion in the use of net proceeds that we receive in this offering, and if we do not use those proceeds effectively, your investment could be harmed.

Our management will have broad discretion over the specific use of the net proceeds that we receive in this offering and might not be able to obtain a significant return, if any, on use and investment of these net proceeds. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use and invest the net proceeds that we receive in this offering and our initial public offering effectively, our business, results of operations and financial condition could be harmed.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking and other control systems. We may have difficulty in hiring and retaining a sufficient number of locally-qualified employees to work in the PRC who are capable of satisfying the obligations of a U.S. public reporting company. As a result of these factors, we may experience difficulty in establishing adequate management, legal and financial controls (including internal controls over financial reporting), collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices in the PRC that meet U.S. standards as in effect from time to time.

We have a high concentration of sales with one major customer, Shanghai Xinsen, which is the related party of our founder and President, and contributed 63% of our total revenues for the six months ended June 30, 2022.

In order to stabilize customer relationships and maintain long-term orders, we authorized Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen” or “Customer B”), a related party of the Company, as our distributor who sells RLSP’s products to Shanghai Hongyang Sealing Co., Ltd. (“Shanghai Hongyang”) and Wuhu Huichi Auto Parts Co., Ltd. (“Wuhu Huichi”), two unrelated parties of RLSP and the Company and certified first-tier suppliers of Auto Manufacturers. The Company’s founder and President holds 90% ownership of Shanghai Xinsen directly. Shanghai Xinsen is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission. Sales commission incurred in each period is recorded as part of selling expense of the Company.

The loss of our major customer could have a material adverse effect on our results of operations unless and until we can replace such customer. The concentration of sales to major customers could subject us to loss of significant revenues in the event that we were to lose one or more of our larger customers.

We have a high concentration of purchases from one major vendor, Shanghai Haozong, which is the related party of one of our directors. 68% of our total purchases for the six months ended June 30, 2022 was from Shanghai Haozong.

In order to reduce the purchase cost and enhance the purchase power, our subsidiary, RLSP mainly purchases the raw materials from Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong” or “Vendor A”) at present. One of the Company’s directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong. Currently, we have substantial dependence Shanghai Haozong due to our business strategy.

The purchase cost increasing from our major vendor could have a material adverse effect on our result of operations unless and until we can replace such vendor.

We have engaged, and are likely to continue to engage, in certain transactions with related parties. These transactions are not negotiated on an arms’ length basis.

We have engaged in certain transactions with our related parties which are affiliated with our founder and President, Xingxiu Hua, and one of our directors. We are likely to continue to engage in these transactions and may enter into new transactions our related parties. None of these transactions has been negotiated as a result of arms’ length transactions. It is possible that we could have received more favorable terms had these agreements been entered into with third parties.

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We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Use of Proceeds” section of this prospectus. As of June 30, 2022, we had total current asset in the amount of $7,558,3092 and total current liabilities of $9,611,472. Our auditor has indicated in its report that our negative working capital raises substantial doubt about our ability to continue as a going concern. We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by this offering, to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be conflicts of interest between management and other stockholders of the Company.

Xingxiu Hua, the founder of our company, our President and a director, is also our principal stockholder. As a result of this conflict of interest, management may have an incentive to act in a manner that is in its best interest, which could be adverse to the interests of any other stockholders of the Company. In addition, a conflict of interest may arise between Ms. Hua’s personal pecuniary interest directly, such as we do business with the companies she controls and her fiduciary duty to our stockholders.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 40,976,458 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 40,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

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Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock has been arbitrarily determined by management and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $350,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

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Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Rubber Leaf Inc or a subsidiary of the Company and held in our corporate bank account or that of our subsidiary if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Officers and Directors do not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

The Company’s officers and directors do not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCMarkets.com OTC Marketplace. The OTC Marketplace is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Marketplace is not an issuer listing service, market or exchange. Although the OTC Marketplace does not have any listing requirements per se, to be eligible for quotation on the OTC Marketplace, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Marketplace that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this offering is about $300,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Marketplace. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $350,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

●	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
●	changes in key personnel;
●	entry into new geographic markets;
●	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
●	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
●	announcements relating to litigation;
●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

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●	the development and sustainability of an active trading market for our common stock;
●	future sales of our common stock by our officers, directors and significant stockholders; and
●	changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

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FORWARD LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

SELLING SHAREHOLDERS

The shares being offered for resale by the Selling Stockholders listed below consists of 916,458 shares of our common stock.

The following table sets forth the name of the Selling Stockholders, the number of shares of common stock beneficially owned by the Selling Stockholders as of July 26, 2022 and the number of shares of common stock being offered by the Selling Stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders.

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The Percent of common stock owned after offering (if all shares are sold)” is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
XUEYANG SHEN	2,000	2,000	0	0%
LIQIANG SHEN	2,000	2,000	0	0%
WEIJIE ZHOU	1,500	1,500	0	0%
GUOZHANG ZHOU	500	500	0	0%
LIN CHEN	500	500	0	0%
XIAOLEI XIE	1,000	1,000	0	0%
YOUFEI XIE	1,000	1,000	0	0%
YOU ER BAO	1,000	1,000	0	0%
XUEPING LIANG	1,000	1,000	0	0%
HAIBO HU	1,000	1,000	0	0%
JINGFENG XU	1,500	1,500	0	0%
ZHIJUN SU	2,000	2,000	0	0%
HONGGANG XU	2,000	2,000	0	0%
BILIAN ZHANG	1,200	1,200	0	0%
JIANTIE TENG	1,000	1,000	0	0%
WEIGUO HOU	2,000	2,000	0	0%
YURU ZHOU	2,000	2,000	0	0%
HUOYAN YAO	1,500	1,500	0	0%
YUGUANG LIU	1,500	1,500	0	0%
HAINA WANG	1,000	1,000	0	0%
XIGUANG ZHENG	500	500	0	0%
PEIZHU CHEN	1,000	1,000	0	0%
ZENGYUAN WANG	1,000	1,000	0	0%
WEIGEN GU	1,200	1,200	0	0%
JINBO SONG	1,000	1,000	0	0%
LEQIN SHEN	1,000	1,000	0	0%
FENGLIAN ZHU	1,000	1,000	0	0%
JIA ZHANG	1,000	1,000	0	0%
SHUIYU YI	1,000	1,000	0	0%
XIANNAN LI	20,000	20,000	0	0%
YUFENG QIN	15,000	15,000	0	0%
SHANGZHI FU	339,000	339,000	0	0%
XIAOLIANG MA	13,000	13,000	0	0%
PENGFEI REN	8,000	8,000	0	0%
CHONG TANG	20,000	20,000	0	0%
DAOYUAN FU	21,000	21,000	0	0%
HAIJUN BAO	427,323	427,323	0	0%
CHEN XU	17,235	17,235	0	0%
TOTAL	916,458	916,458

29

PLAN OF DISTRIBUTION

The Company has 40,976,458 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 10,000,000 shares of its common stock at a fixed price of $2.50 per share for the duration of the offering. The Company is also registering additional 916,458 shares of its common stock for the resale of Selling Shareholders at the fixed price of $2.50 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, none of the Company’s officers or directors will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather they will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of the Company’s officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of the Company’s officers or directors will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors are now, or have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. Upon the close of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 10,000,000 shares being offered on behalf of the Company itself. The proceeds from the 916,458 shares held by the Selling Shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $2.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will not agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $2.50 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $2.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $300,000. At this time the Company intends to primarily sell to non U.S. citizens outside of the United States.

Procedures for Subscribing To Shares Offered By the Company

If you decide to subscribe for any shares in this offering that are offered by the Company, you must

-	Execute and deliver a subscription agreement; and
-	Deliver a check or certified funds to us for acceptance or rejection.

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All checks for subscriptions must be either made payable to (i) “Rubber Leaf Inc East West Bank Account”, (ii) the bank account of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., the Company’s wholly controlled subsidiary in Ningbo, China, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within sixty (60) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders named herein, the Selling Shareholders will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. It should be noted that we will in no way be affiliated with any private transactions in which our Selling Shareholders sell shares of their own common stock. The Selling Shareholders may or may not decide to reject subscriptions. This is at their sole discretion. The Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 40,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this filing we have 40,976,458 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable rateably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None

Convertible Notes

None

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Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Holders

As of the date of this prospectus, we had 43 stockholders of record of our common stock.

Transfer Agent

The board of directors has appointed West Coast Stock Transfer, Inc., Encinitas, California as the transfer agent of the Company.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

THE BUSINESS AND BUSINESS PLAN

Corporate History and Structure

Rubber Leaf Inc (“the Company”) was incorporated under the laws of the State of Nevada on May 18, 2021. It acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”) on May 27, 2021, through a Share Exchange Agreement between the Company and Xingxiu Hua, the President of the Company and who owned all of the issued and outstanding shares of RLSP. After the acquisition, RLSP became a 100% directly controlled subsidiary of the Company. Currently, all of the Company’s business is conducted through RLSP, our WOFE in China. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP was the wholly-owned subsidiary of Rubber Leaf LLC, a Delaware company organized on June 1, 2018, and Ms. Xingxiu Hua was the sole member of Rubber Leaf LLC. RLSP’s main business areas include production and sales of synthetic rubber, rubber compound, car window seals, auto parts and etc. We are a well-known auto parts enterprise, and we are also the first-tier supplier of well-known auto brands such as Dongfeng Motor and French Renault.

The Company’s principal business address is Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China

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The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 10,000,000 common stocks being offered.

●	Rubber Leaf Inc (“RLI”), a Nevada holding company, was incorporated on May 18, 2021.
●	Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP” or “WOFE”), a wholly foreign-owned enterprise established in the PRC in July 2019, and now is 100% directly owned by Rubber Leaf Inc.
●	Investors are purchasing their interests in Rubber Leaf Inc which is a Nevada holding company without conducting operations. RLSP is the only subsidiary of RLI through which the Company’s operations are conducting in China.
●	Post-offering percentage assumes the 10,000,000 proposed shares are fully subscribed by the public shareholders.

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Business Strategy

Our wholly owned subsidiary RLSP, as an automotive rubber and plastic sealing strip manufacturer, has obtained certificates as first-tier supplier to manufacture sealing strips for some OEMs, such as eGT New Energy Automotive Co., Ltd. (“eGT”), Dongfeng Motor Corporation (“Dongfeng”), French Renault and Volkswagen. RLSP started to supply automotive rubber and plastic sealing strips to eGT, the joint venture of Dongfeng and French Renault since September 2019. Meanwhile, RLSP also obtained certificates as second-tier manufacturer of automotive rubber and plastic sealing strip from some Branded Automobile Manufacturers (the “Auto Manufacturers”). Although RLSP just started to engage in the automotive sealing strip market in China since 2019, high-quality customers and our own unique advantages have allowed us to grow rapidly and accelerate our market share.

●	Main Products

Since its establishment, the Company has been engaged in the research and development, design, production and sales of auto parts such as automobile sealing strips. The Company has strong tooling and mold and special equipment development capabilities, simultaneous development capabilities and overall product design capabilities. It mainly supplies sealing strip products for domestic and foreign automobile manufacturers, as well as supporting research and development and follow-up services.

●	Technology development advantage

With years of exploration in the rubber industry, the Company has formed a strong technical advantage in the field of rubber formulations. The Company’s high-hardness rubber and low-density sponge production technology have reached the domestic leading level. We are also expertise in the areas of rubber vulcanization technology, modular development technology, three-dimensional molding technology, seamless interface technology, surface pre-coating technology and surface flocking. The Company is a leading candidate in the development and application of technology, rubber mixing process technology, CAE, CAD analysis simultaneous development technology and length control technology, and has applied these technologies to mass production. Now we also achieved the experience and technical ability to develop synchronously with the OEMs.

●	Customer resource advantage

For auto parts manufacturers that provide supporting supplies to auto OEMs, establishing and maintaining cooperative relationships with as many mainstream auto OEMs as possible is the key to their survival and development. The Company has established a strong cooperative relationship with internationally renowned automobile manufacturers. Become a supplier of Renault, Dongfeng and Nissan. The assessment of qualified suppliers by automobile manufacturers is very strict. The assessment indicators often include enterprise scale, quality system, technology development capabilities, quality capabilities, on-site 5S, procurement management, process management, quality improvement capabilities, human resource training and other aspects. The cycle is usually as long as 1-3 years. With the increasingly fierce competition in the automobile manufacturing industry, automobile OEMs have higher and higher requirements for the comprehensive strength and industry experience of their suppliers. The experience of providing supporting services for mainstream automobile OEMs has become more and more customers choosing supplies. An important standard for quotient. Therefore, the automobile manufacturing industry has gradually become a relatively closed ecosystem, and only auto parts suppliers with high-quality customer resources can enter a virtuous circle of development.

Sales and Marketing

Our main products are automotive rubber and plastic sealing strips produced for specific models. The products have typical personalized customization features, so the direct sales model is basically adopted. The company directly contacts the auto OEMs or the first-tier suppliers of the OEMs to obtain supplier qualifications, clarify product specifications and models, negotiate product prices, and obtain orders.

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All of our executives are excellent industry professionals with extensive experience in the automotive-related industry for more than 20 years. They have a wealth of experience and contacts to help companies to expand the markets. Although it takes a long time to obtain the OEMs’ approval, once the company becomes supplier, the order is very stable for years.

Our sales process can generally be divided into two stages: product development and mass supply. In the product development stage, the company first needs to establish contact with customers and enter the list of qualified suppliers through a series of reviews by customers. After obtaining the project through bidding and other methods, the company will develop new models simultaneously with the automaker and its component suppliers or improve the development of seal products for mass-produced models, and develop models that meet the functions and performance of the models’ cost and other requirements. Before confirming the batch supply, the customer will further check the issuer’s factory area, production line, management system, etc., to confirm the issuer’s mass supply capability and product quality consistency. This stage lasts for a long time. The improved development of seals for mass-produced models generally takes about 6 months, and the simultaneous development of new models with OEMs and their accessory suppliers often takes a year or more.

Based on considerations such as cost and product consistency, OEMs generally choose one or two major suppliers for the same automotive seal product. Therefore, in the batch supply stage, the company can generally obtain continuous and stable orders based on the production and sales volume of this model. At this stage, the company’s main work is to provide timely and stable quality products based on customer orders, provide after-sales service, negotiate quotations, and sign price contracts on a regular or irregular basis. This stage is the main source of company income.

Our sales is substantial dependence on one major customer, Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”) for the six months ended June 30, 2022 which is also our related party. The Company’s founder and President, Ms. Xingxiu Hua holds 90% ownerships of Shanghai Xinsen directly.

The Company currently operates with two sales models, the direct supply model and indirect supply model:

Model A: Direct supply model. Upon passing the on-site inspections of automobile Original Equipment Manufacturers (the “OEMs”), RLSP is listed at the OEMs’ directories being one of their first-tier suppliers who will purchase raw materials, produce final products independently, and deliver finished products to the OEMs’ warehouses directly. RLSP satisfies its performance obligation when its finished products are delivered to the OEMs’ warehouses and a follow-up quality inspection is accepted by the OEMs. Meanwhile, the OEMs will also request product replacement for disqualified products. The ownership and control of our finished products are transferred to our customers as soon as the products passed the inspection and acceptance into the warehouses of the OEMs. Our revenue will be recognized once the control of our products has been transferred to our customers, and the payments will be paid by the OEMs directly.

Model B: Indirect supply model. RLSP received the purchase orders from our related parties-Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”) and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Branded Automobile Manufacturers (the “Auto Manufacturers”) send a lump sum purchase orders of the whole vehicle rubber and plastic auto parts of one model to their first-tier suppliers, who then subcontract rubber and plastic seals to Xinsen Group. Xinsen Group is a certified second-tier supplier of Auto Manufacturers who then subcontracts some products that they do not have capability to manufacture to RLSP. Once purchase orders received, RLSP purchased rubber materials from our venders and outsourced the purchase orders to third party manufacturer for work-in-process products (“WIP”) or finished products in its entirely based on management’s decision under the operating circumstances. RLSP has two forms of outsourced processing under Model B:

1)	RLSP purchases raw materials and subcontracts the third-party manufacturers to produce WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs some manual processes, such as welding and constructing in order to meet the specification of the purchase orders, the final products are concluded after strict quality inspection.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will perform the responsibilities to trace and observe each step of production from the third-party manufacturers.

The finished products will be delivered to the first-tier suppliers’ warehouses, the downstream customers of Xinsen Group either from RLSP or third-party manufacturers’ locations. Xinsen Group will assign inspectors and perform quality inspection when the finished products are delivered. RLSP satisfies its performance obligation when the finished products are delivered to Xinsen Group’s customers and the quality inspection is qualified performed by Xinsen Group. Meanwhile, Xinsen Group will also request product replacement for disqualified products. Once the quality and quantity are confirmed and finished products are acceptable into the warehouses of Xinsen Group’s customers, receiving notes will be provided by Xinsen Group’s customers, then to RLSP as proof of delivery. The date of receiving notes signed is the time that RLSP transfers ownership and control of the finished products under model B to Xinsen Group then indirectly to the first-tier suppliers. RLSP recognizes revenue on the dates when receiving notes are signed by Xinsen Group’s customers.

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The following diagram shows how sales are generate, how invoices and payments are processed and how the company’s products are manufactured and distributed to its customers, for our direct and indirect supply models.

Branded Automobile Manufacturers
(the "Auto Manufacturers")
Sales Order
Payment to FTS
1. Distribute to Auto Manufacturers
2. Invoice to Auto Manufacturers
First-tier Suppliers
(the "FTS")
Sales Order
Payment to Xinsen Group
1. Distribute to FTS
2. Invoice to FTS
Shanghai Xinsen Import & Export Co., Ltd ("Shanghai Xinsen") and Xinsen Sealing Products (Hangzhou) Co., Ltd ("Hangzhou Xinsen")
Xinsen Group
Automotive Original Equipment Manufacturers
(the OEMs")
Sales Order
Sales Order
Direct Supply Model
Indirect Supply Model
1. Distribute to OEMs
2. Invoice to OEMs
1. Distribute to Xinsen Group
2. RLSP sent invoices to Xinsen Group
Payment to RLSP
Payment to RLSP
Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. ("RLSP" or "WOFE")
(A Wholly Foreign-owned Company in PRC)
Sales Order
Invoice to RLSP
Payment to OTPMs
Outsourced Third Party Manufacturers (the "OTPMs)

Vendors

In order to reduce the purchase cost and enhance the purchase power, our subsidiary, RLSP mainly purchases the raw materials from Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”) at present. One of the Company’s directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong. Currently, we have substantial dependence Shanghai Haozong due to our business strategy.

Competition

According to the statistics of the Automobile Industry Branch of the China Association of Automobile Manufacturers, the 33 major automobile rubber sealing strip manufacturers that participated in the statistics in 2020, the scope of supporting cooperation covers almost all automobile manufacturers in China and all automobile manufacturers including passenger cars and commercial vehicles. In 2020, the rubber sealing strip industry achieved a sales income of about 15.53 billion Chinese yuan, of which main business candidates of the industry accounted for about 95% of the market share.

There is significant competition for the rubber sealing strip industry in the PRC. Many of our competitors are probably larger than we are and can devote more resources than we can do to the manufacture, distribution and sale of the rubber sealing strip. In order to successfully compete in our industry, we will need to:

●	Expand our customers basis and strive for additional orders;
●	Raise funds to support our operations and expand our capacities;
●	Recruit talent to explore high technology; and
●	That we provide outstanding product quality, customer service and rigid integiry in our business dealings.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in the rubber sealing strip industry with good development potential and affordable price.

Government Regulations

●	Environmental protection

The production of chemical pollutants in China must obtain a certificate from the relevant department. Rubber compound is a heavily polluting industry and must be approved by the local environmental protection department in China before it can be produced. Our company has qualified for all environmental assessment.

●	Production and operation license

In China, it is necessary to obtain a business license issued by the Chinese Ministry of Commerce to operate the business related to the business license. RLSP’s main business includes to manufacture the rubber and plastic sealing strips for automotive windows and doors, and RLSP had obtained its business license in July 2019.

Our wholly owned subsidiary RLSP is incorporated and operating in the PRC. RLSP has received all permission required to obtain from Chinese authorities to operate its current business in China, including Business license and Approval regarding Environmental Protection.

Description of Property

RLSP entered into one operating lease with approximately 70,000 square feet from an unrelated individual in Fenghua District, Ningbo, Zhejiang Province, China, on November 15, 2019 for a factory building for manufacturing. The operating lease has twenty-five months lease term started from January 15, 2020 to February 14, 2022, and the current monthly lease amount is about $18,300. We have also purchased a piece of land in Fenghua District, Ningbo City, Zhejiang Province, and are building a new factory at present, which is expected to be completed in August 2022. This new factory is projected to accommodate 15 TPV production lines and 10 EPDM production lines, which can meet the requirements of 3 million vehicles.

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Employees

As of June 30, 2022, the Company has total of 53 employees. We do not presently have pension, health, annuity, insurance, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employees, Officers and/or Directors.

Future Plans

The layout of China’s automobile industry has basically taken shape. In the next 5 years, the Company’s main customers will focus on new energy automobile brands to explore the new energy, carbon-neutral automobile seal market. Although there is no assurance that our goals will be met, according to our development direction, the Company plans to achieve the following production capacities:

●	It has the ability to support production to OEMs with more than 4 million cars, and takes the domestic market share reach 8%-10%
●	Develop the North American and Southeast Asian markets (parts export and vehicle export), reaching a 6:4 ratio of domestic and foreign business (domestic business 60%, foreign business 40%)
●	The annual production for rubber compounds capacity reaches 30,000 tons;
●	The annual production volume of sealing strip reaches more than 240 million meters;
●	The annual sales output value is more than 4 billion yuan.

Patents and Trademarks

The Company currently has two patents, which were issued by China National Intellectual Property Administration on October 30, 2020 to our fully-owned subsidiary RLSP. The duration of each patent is ten (10) years.

●	For new energy vehicles, the sealing strip is both a first-level exterior part and a first-level functional part. The weight of the sealing strip and environmental protection has also become vital research topics.

●	The new structure of the parts developed by us that uses new TPV recyclable materials to replace the original EPDM high-polluting materials. This patent helps to reduce the quality of parts and the pollution for new energy vehicles.

Subsidiary

The Company has a 100% directly controlled subsidiary, Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”) which locates in Ningbo, Zhejiang, China.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $25,000,000 as anticipated.

If 10,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Plant and Building Construction-New Site	$7,000,000
Rubber Mixing Equipment	$3,000,000
EPDM Production Line	$6,000,000
TPV Production Line	$4,000,000
Test Equipment	$300,000
Pay for Reporting Requirements	$300,000
Accounting Expenses	$150,000
Legal Expenses	$100,000
Working capital and other general corporate purposes	$3,850,000
Offering Expenses	$300,000
TOTAL	$25,000,000

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If 7,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Plant and Building Construction-New Site	$5,250,000
Rubber Mixing Equipment	$2,250,000
EPDM Production Line	$4,500,000
TPV Production Line	$3,000,000
Test Equipment	$225,000
Pay for Reporting Requirements	$250,000
Accounting Expenses	$150,000
Legal Expenses	$100,000
Working capital and other general corporate purposes	$2,800,000
Offering Expenses	$225,000
TOTAL	$18,750,000

If 5,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Plant and Building Construction-New Site	$3,300,000
Rubber Mixing Equipment	$1,300,000
EPDM Production Line	$2,900,000
TPV Production Line	$1,900,000
Test Equipment	$200,000
Pay for Reporting Requirements	$250,000
Accounting Expenses	$150,000
Legal Expenses	$100,000
Working capital and other general corporate purposes	$2,250,000
Offering Expenses	$150,000
TOTAL	$12,500,000

If 2,500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Rubber Mixing Equipment	$1,300,000
TPV Production Line	$1,900,000
Test Equipment	$200,000
Pay for Reporting Requirements	$250,000
Accounting Expenses	$150,000
Legal Expenses	$100,000
Working capital and other general corporate purposes	$2,200,000
Offering Expenses	$150,000
TOTAL	$6,250,000

The above figures represent only estimated costs.

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The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests. The company may decide to allocate funds in differing quantities if any of the third party products we offer for resale are no longer available on terms the Company deems to be appropriate and/or if we are able to achieve any of our planned actions at a price lesser than our predictions. It is possible that some of our estimated expenditures may not be as costly as we believe, in which case any surplus capital would be allocated towards working capital for the funding of day to day operations.

DILUTION

The price of the current offering is fixed at $2.50 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Note: “Net increase to original shareholder” below is based upon a par value of $0.001.

	(25% of the shares are sold by the Company in the offering)	(50% of the shares are sold by the Company in the offering	(75% of the shares are sold by the Company in the offering	(100% of shares are sold by the Company in the offering) (2)
Offering Price Per Share	$2.50	$2.50	$2.50	$2.50
Net Tangible Book Value Per Share Before the Offering (1), Based on Financial Results Ended on June 30, 2022	$(0.060)	$(0.060)	$(0.060)	$(0.060)
Net Tangible Book Value Per Share After the Offering, Based on Financial Results Ended on June 30, 2022	$0.088	$0.219	$0.336	$0.443
Net Increase to Original Shareholder (based on par value)	$0.087	$0.218	$0.335	$0.442
Decrease in Investment to New Shareholders	$2.412	$2.281	$2.164	$2.057
Dilution to New Shareholders (%)	96.5%	91.2%	86.6%	82.3%

(1). Based upon 40,976,458 outstanding common shares of the Company as of the date of this offering.

(2). Assuming 10,000,000 shares are sold by the Company.

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Net Value Calculation

If 100% of the 10,000,000 shares in the offering are sold by the Company

Numerator:
Net tangible book value before the offering, based on financial results ended on June 30, 2022	$(2,442,828)
Net proceeds from this offering	25,000,000
$22,557,172
Denominator:
Shares of common stock outstanding prior to this offering	40,976,458
Shares of common stock to be sold in this offering (100%), not including selling shareholders	10,000,000
50,976,458

Net Value Calculation

If 75% of the 10,000,000 shares in the offering are sold by the Company

Numerator:
Net tangible book value before the offering, based on financial results ended on June 30, 2022	$(2,442,828)
Net proceeds from this offering	18,750,000
$16,307,172
Denominator:
Shares of common stock outstanding prior to this offering	40,976,458
Shares of common stock to be sold in this offering (75%), not including selling shareholders	7,500,000
48,476,458

Net Value Calculation

If 50% of the 10,000,000 shares in the offering are sold by the Company

Numerator:
Net tangible book value before the offering, based on financial results ended on June 30, 2022	$(2,442,828)
Net proceeds from this offering	12,500,000
$10,057,172
Denominator:
Shares of common stock outstanding prior to this offering	40,976,458
Shares of common stock to be sold in this offering (50%), not including selling shareholders	5,000,000
45,976,458

Net Value Calculation

If 25% of the 10,000,000 shares in the offering are sold by the Company

Numerator:
Net tangible book value before the offering, based on financial results ended on June 30, 2022	$(2,442,828)
Net proceeds from this offering	6,250,000
$3,807,172
Denominator:
Shares of common stock outstanding prior to this offering	40,976,458
Shares of common stock to be sold in this offering (25%), not including selling shareholders	2,500,000
43,476,458

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus

Overview

Rubber Leaf Inc (“the Company”) was incorporated under the laws of the State of Nevada on May 18, 2021. It acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”) on May 27, 2021, through a Share Exchange Agreement between the Company and Xingxiu Hua, the President of the Company and who owned all of the issued and outstanding shares of RLSP. After the acquisition, RLSP became a 100% directly controlled subsidiary of the Company. Currently, all of the Company’s business is conducted through RLSP, our WOFE in China. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP was the wholly-owned subsidiary of Rubber Leaf LLC, a Delaware company organized on June 1, 2018, and Ms. Xingxiu Hua was the sole member of Rubber Leaf LLC. RLSP’s main business areas include import and export trade, production and sales of synthetic rubber, rubber compound, car window seals, auto parts and etc. We are a well-known auto parts enterprise, and we are also the first-tier supplier of well-known auto brands such as eGT New Energy Automotive Co., Ltd. (“eGT”), Dongfeng Motor Corporation (“Dongfeng”), French Renault and Volkswagen.

The Company’s principle business address is Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.

Components of Our Results of Operations

Sales Revenue

The Company generate revenue through selling the synthetic rubber, rubber compound, car window seals, auto parts. Sales revenue under two models of supply:

Model A: Direct supply model. Upon passing the on-site inspections of automobile Original Equipment Manufacturers (the “OEMs”), RLSP is listed at the OEMs’ directories being one of their first-tier suppliers who will purchase raw materials, produce final products independently, and deliver finished products to the OEMs’ warehouses directly. RLSP satisfies its performance obligation when its finished products are delivered to the OEMs’ warehouses and a follow-up quality inspection is accepted by the OEMs. Meanwhile, the OEMs will also request product replacement for disqualified products. The ownership and control of our finished products are transferred to our customers as soon as the products passed the inspection and acceptance into the warehouses of the OEMs. Our revenue will be recognized once the control of our products has been transferred to our customers, and the payments will be paid by the OEMs directly.

Model B: Indirect supply model. RLSP received the purchase orders from our related parties-Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”) and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Branded Automobile Manufacturers (the “Auto Manufacturers”) send a lump sum purchase orders of the whole vehicle rubber and plastic auto parts of one model to their first-tier suppliers, who then subcontract rubber and plastic seals to Xinsen Group. Xinsen Group is a certified second-tier suppliers of Auto Manufacturers who then subcontracts some products that they do not have capability to manufacture to RLSP. Once purchase orders received, RLSP purchased rubber materials from our venders and outsourced the purchase orders to third party manufacturer for work-in-process products (“WIP”) or finished products in its entirely based on management’s decision under the operating circumstances. RLSP has two forms of outsourced processing under Model B:

1)	RLSP purchases raw materials and subcontracts the third-party manufacturers to produce WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs some manual processes, such as welding and constructing in order to meet the specification of the purchase orders, the final products are concluded after strict quality inspection.

2)	RLSP purchases raw materials and subcontracts third-party manufacturers to produce finished products. RLSP will perform the responsibilities to trace and observe each step of production from the third-party manufacturers.

The finished products will be delivered to the first-tier suppliers’ warehouses, the downstream customers of Xinsen Group either from RLSP or third-party manufacturers’ locations. Xinsen Group will assign inspectors and perform quality inspection when the finished products are delivered. RLSP satisfies its performance obligation when the finished products are delivered to Xinsen Group’s customers and the quality inspection is qualified performed by Xinsen Group. Meanwhile, Xinsen Group will also request product replacement for disqualified products. Once the quality and quantity are confirmed and finished products are acceptable into the warehouses of Xinsen Group’s customers, receiving notes will be provided by Xinsen Group’s customers, then to RLSP as proof of delivery. The date of receiving notes signed is the time that RLSP transfers ownership and control of the finished products under model B to Xinsen Group then indirectly to the first-tier suppliers. RLSP recognizes revenue on the dates when receiving notes are signed by Xinsen Group’s customers.

Under both supply models, payment of products is generally made within a 30-day term upon receiving notes signed by our customers. Extended payment terms are provided on a limited basis not to exceed two months. After customer receives the finished products, if the customer finds quality problems before installing them to the vehicles, the customer is able to inform RLSP and request replacement for the same type products. Since November 2021, RLSP has terminated warranty assurance to our customers due to the characteristics of our products.

Related Party Revenues

We also generate revenue through Indirect supply model. The Company processes the purchase orders from our related parties, subcontracts them to third party suppliers, who will produce and deliver the finished products to the final customers. Specifically, the Company either purchase raw materials and subcontracts them for manufacturing or procure the products directly in the market to supply our customers depends on the specific requirements of the orders.

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Cost of Revenues

Cost of revenues is comprised of raw materials consumed, manufacturing costs, third party logistics and distribution costs including packaging, freight, transportation, shipping and handling costs, and inventory adjustment due to the defectives and inventory count.

Selling Expense

Selling expense principally consist of costs associated with our sales force. Our main selling cost is the commission fee from indirect supply model sales.

General and Administrative Expense

General and administrative expenses include the expenses for commercial support personnel, personnel in executive and other administrative functions, other commercial costs necessary to support the commercial operation of our products, professional fees for legal, consulting and accounting services. General and administrative expenses also include depreciation and impairments of office furniture and equipment.

Interest Expense

Interest expense primarily consists of interest expense incurred under our Revolving Loan Agreement with banks, individual third parties, and minor bank service charges.

Income taxes

We are governed by the Income Tax Law of the PRC, and the United States. We account for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence; it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Result of Operations

Comparison of the Six Months Ended on June 30, 2022 and 2021

The following table summarizes our results of operations for the six months ended on June 30, 2022 and 2021:

	For the six months ended June 30,
	2022	2021	Changes

Sales	$2,197,969	$968,801	$1,229,168
Sales-related parties	3,719,213	7,149,282	(3,430,069)
Total	5,917,182	8,118,083	(2,200,901)

Cost of sales	5,601,078	8,511,299	(2,910,221)
Gross (loss) profit	316,104	(393,316)	709,320

Operating Expenses
Selling expenses	92,534	51,705	40,829
General & administrative expenses	415,186	306,434	108,752

Operating income (loss)	$(191,616)	$(751,355)	$559,739

Other income (expense):
Interest expense	(102,568)	(86,026)	(16,542)
Other (expense) income, net	2,322	(10,232)	12,554
Total other expenses, net	(100,246)	(96,258)	(3,988)

Net Income(loss) before income taxes	(291,862)	(847,613)	555,751
Income tax expenses	7,838	-	7,838
Net loss	$(299,700)	$(847,613)	$547,913

Sales Revenue

Sales revenue were $5,917,182 and $8,118,083 for the six months ended on June 30, 2022 and 2021, respectively, a decrease of $2.2 million or 27 % year over year. The decrease was mainly attribute to the demand deceasing from our indirect supply model which was partially offset by the demand increasing from our direct supply model customer -eGT. Our main customer, Shanghai Xinsen, is located in Shanghai, China, and due to the Covid-19 outbreak in the first half of year 2022 in Shanghai, our sales under the indirect supply model was significate impacted.

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Cost of Sales

Cost of sales were $5,601,078 and $8,511,299 for the six months ended on June 30, 2022 and 2021, respectively, a decrease of $2.9 million, or 34% year over year. The decrease was accompanying with the decreasing sales in the corresponding period.

Gross profit

Gross profit (loss) were $316,104 and ($393,316) for the six months ended on June 30, 2022 and 2021, respectively. Our revenue and gross profit margin were presented as below:

	For the six months ended June 30,
	2022	2021	changes
Revenue:
Direct supply model	$2,197,969	$968,801	$1,229,168
Indirect supply model	3,719,213	7,149,282	(3,430,069)
Total	5,917,182	8,188,083	(2,200,901)

Gross profit margin:
Direct supply model	18%	(9)%	27%
Indirect supply model	(2)%	(4)%	2%
Total	5%	(5)%	10%

The increase of our overall gross profit margin, compared with the six months ended on June 30, 2022 and 2021, was mainly attributed to the Company generated more sales from direct supply model which has a higher gross profit margin.

Selling expenses

Selling expenses were $92,534 and $51,705 for six months ended June 30, 2022 and 2021, respectively, with increase of 40,829 or 79% year over year. The increase was mainly associated with the increase of sales in direct supply model, as the Company intends to focus more on in the direct supply model, which requires more selling cost.

General and administrative cost

General and administrative expense were $415,186 and $306,434 for the six months ended on June 30, 2022 and 2021, respectively, increase by $108,752, or 35% year over year. The increase was mainly due to the cost increasing associated with our going public progress.

Income from Operations

For the six months ended June 30, 2022, loss from operations was $(191,616), as compared to loss from operations of $(751,355) for the six months ended June 30, 2021, an increase of $559,739 or (74)% year over year. The loss from operations decreasing was primarily attributable to increased profit margin from our direct supply model.

Net Income

As a result of the factors described above, our net loss was $(299,700) for the six months ended June 30, 2022, increased by $547,913 from the net loss of $(847,613) for the six months ended June 30, 2021.

Comparison of the years Ended on December 31, 2021 and 2020

The following table summarizes our results of operations for the years ended on December 31, 2021 and 2020:

	Years ended December 31
	2021	2020	Changes

Sales	$2,980,431	$283,728	$2,696,703
Sales-related parties	11,620,129	16,380,943	(4,760,814)
Total	14,600,560	16,664,671	(2,064,111)

Cost of sales	15,784,146	15,385,286	398,860
Gross profit	(1,183,586)	1,279,385	(2,462,971)

Operating Expenses
Selling expenses	217,258	168,185	49,073
General & administrative expenses	1,283,951	428,341	855,610
Share-based compensation	239,750	-	239,750
Operating income (loss)	$(2,924,545)	$682,859	$(3,607,404)

Other income (expense):
Interest income (expense)	(183,543)	(40,019)	(223,562)
Other (expense) income, net	(61,437)	10,378	(71,815)
Total other expenses, net	(244,980)	50,397	(295,377)

Net Income(loss) before income taxes	(3,169,525)	653,218	(3,822,743)
Income tax expenses	-	215,997	(215,997)
Net income(loss)	$(3,169,525)	$437,221	$(3,606,746)

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Sales Revenue

Sales revenue were $14,600,560 and $16,664,671 for the years ended December 31, 2021 and 2020, respectively, a decrease of $2 million, or 12%. The decrease was mainly due to the decrease of our related party sales-indirect supply model. The Company decide to focus more on supply for OEMs, and sales from indirect supply model is expected to grow in the future.

Cost of Sales

Cost of revenues were $15,784,146 and $15,385,286 for the years ended on December 31, 2021 and 2020, respectively, an increase of $ 0.4 million, or 3% year over year. The increase was accompanying with the increased sales from OEMs- direct supply model.

Gross profit

Gross loss was $(1,183,586) for the year ended on December 31, 2021, compared with the gross profit of $1,279,385 for the year ended on December 31, 2020. Our revenue and gross profit margin were presented as below:

	For the years ended December 31,
	2021	2020	changes
Revenue:
Direct supply model	$2,980,431	$283,728	$2,696,703
Indirect supply model	11,620,129	16,380,943	(4,760,814)
Total	14,600,560	16,664,671	(2,064,111)

Gross profit margin:
Direct supply model	4%	(176)%	180%
Indirect supply model	(11)%	11%	(22)%
Total	(8)%	8%	(16)%

The decrease of our overall gross profit margin was mainly due to the increased cost of our raw materials, which resulted the decreased gross profit margin under the indirect supply model sales for the year ended on December 31, 2021 compared with the year ended on December 31, 2020. Besides, Since July 2021, the Company change the business model that to shoulder the extra cost incurred in outsourcing manufacturing process, and the average extra cost is around 9%.

Selling expenses

Selling expenses were $217,258 and $168,185 for the years ended on December 31, 2021 and 2020, respectively. The increase was attributable to the increasing of total sales under direct supply model. The expense is expected to increase with the increase with direct supply model.

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General and administrative expense

General and administrative expense were $1,283,951 and $428,341 for the years ended on December 31, 2021 and 2020, respectively. The increasing was mainly due to the share-based compensation in the amount of $239,750 incurred pursuant to 2021 incentive plan for the year ended December 31, 2021. The remaining increase was due to the increased employees as well as the go-public cost.

Income from Operations

For the year ended on December 31, 2021, loss from operations was $(2,924,545), compared to income from operations of $682,859 for the year ended December 31, 2020, a decrease of $3,607,404, or (528)%. The decrease was primarily attributable to the decreased profit margin from indirect supply model as well as increased G&A expenses.

Net Income

As a result of the factors described above, our net loss was $(3,169,525) for the year ended on December 31, 2021, compared to net income of $437,221 for the year ended on December 31, 2020.

Liquidity and Capital Resources

As of June 30, 2022, we had an accumulated deficit of $(2,876,838) As of June 30, 2022, we had total cash and restricted cash of $411,051 and a deficit working capital of $(2,053,163), compared to cash and restricted cash of $56,632 and a deficit working capital of $(5,615,032) at December 31, 2021.

In the next twelve months, the Company will continue to invest in new production lines, sales, marketing, product support and enhancement of existing technology to serve our customers. We are also required to spend capital expenditures to support the requirements as a publicly reporting company in the U.S. We expect capital expenditures to increase to up to $2,800,000 in the next twelve months to support the growth, which mainly includes new production lines, sales & marketing, existing technology improvement and working capital. In addition, the Company estimates additional expenditure needed to be $200,000, which mainly provides for maintenance fees of a publicly reporting company respectively.

We expect existing cash, cash equivalents, cash flows from operations, and access to private equity and capital markets to continue to be sufficient to fund our existing operating activities and cash commitments for investing and financing activities, such as debt maturities, and material capital expenditures, for at least the next 12 months. However, we may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Should we require additional capital to the extent the Company’s operations are not sufficient to fund its capital requirements, the Company may attempt to apply for new Notes, or refinance existing loans with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. The Company intends to continue its efforts in growing its operations, as well as raising funds through private equity, and debt financing.

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Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

TAXATION

The following summary of material PRC and U.S. federal income tax consequences of an investment in our common stock is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our common sock, such as the tax consequences under state, local and other tax laws.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a Nevada holding company, our records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Nevada holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of common stock, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of common stock by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors—Risks Related to Doing Business in China— Risks related to potential classification as a PRC resident enterprise for PRC income tax purposes.”

United States Federal Income Taxation Considerations

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by a U.S. holder (as defined below) that acquires our Common Stock in this offering and holds our Common Stock as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Common Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Common Stock.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Common Stock and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Common Stock.

Sale or Other Disposition of Common Stock

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Common Stock in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Common Stock. Any capital gain or loss will be long-term if the Common Stock have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Common Stock is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Common Stock unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Common Stock, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Common Stock, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Common Stock), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Common Stock. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Common Stock;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which

●	we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. holder holds our Common Stock and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Common Stock, provided that the Common Stock is regularly traded on a qualified exchange.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Common Stock will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Common Stock held at the end of the taxable year over the adjusted tax basis of such Common Stock and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Common Stock over the fair market value of such Common Stock held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Common Stock would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Common Stock will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Common Stock is no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Common Stock during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Nevada State, United States. However, all of our assets are substantially located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Paracorp Incorporated, located at 318 N Carson St., #208, Carson City, NV 89701, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Shanghai SISU, our counsel as to PRC law, has advised us that (1) it would be highly unlikely that the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of the PRC would entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Shanghai SISU has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Commerce & Finance Law Offices has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers as of February 28, 2022:

Name	Age	Position	Year Commenced
Xingxiu Hua	53	President, CEO & Chairperson of the Board	2021
Hua Wang	31	CFO, Secretary and Director	2021
Jun Tong	53	Chief Marketing Officer (“CMO”), Chief Technical Officer (“CTO”) and Director	2021
Yongjun Hua	50	Chief Sales Officer (“CSO”)	2021

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

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Background and Business Experience

Xingxiu Hua-President, CEO and Chairperson of Rubber Leaf Inc since the Company was incorporated in May 2021. Ms. Hua founded Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), the Company’s wholly controlled subsidiary in July 2019. Ms. Hua was the CEO of Rubber Leaf Enterprises Inc. from 2011 to 2018. She achieved the main goals of leading the team to develop new customers in rubber raw material industry and to establish R&Q laboratory and cooperate with UBC University in Vancouver. Ms. Hua also served as the CEO of Huaxin Economic and Trade Co., Ltd. From 1998 to 2012. She independently obtained the general agent of ExxonMobile rubber division in Great China and lead the team to develop customers which occupied 50% of Chinese EPDM market.

Hua Wang- CFO/Secretary/Director of Rubber Leaf Inc since the Company was incorporated in May 2021. Mr. Wang is the General Manager of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), the Company’s wholly controlled subsidiary since July 2019. His job responsibilities include to work with managements to achieve long-term business plan of the company, complete the company’s financial goals and dock with local banks to complete the cooperation between the company and banks. Mr. Hua Wang served as the Second assistant of CEO in Rubber Leaf Enterprises Inc. from 2011 to 2018. He was mainly in charge of coordinating different business arrangements for different departments among the global departments in the company and involving in the auto manufacturer qualification process with the technical department in China. Mr. Wang received his Bachelor of Arts, Economics degree from University of British Columbia in April 2016.

Jun Tong- CMO/CTO/Director of Rubber Leaf Inc since the Company was incorporated in May 2021. Mr. Tong’s main job responsibilities include to Lead R&D team to develop new products strategy for organization, especially high value specialty rubber, plasterers, specialty polymers and plastics TSR/TPV/TPO compounds formulations and production process, focusing on sustainable industry with long term investment return, especially in auto industry and hygiene industry, complete 50 new products and 8000T/Y business volume. Mr. Tong served as the Global Automotive Market Development Manager, Great China Area of Exxon-Mobile Chemical (Shanghai) Co., Ltd. From December 2010 to July 2013. He also worked as the Global Specialty Polymer Technology Manager, Great China and Korea of Exxon-Mobile Chemical Asia Pacific R&D Co., Ltd from April 2000 to September 2010. Mr. Tong received his Bachelor degree of Polymer Chemical Engineering from Hefei University of Technology in July 1991.

Yongjun Hua- CSO of Rubber Leaf Inc since the Company was incorporated in May 2021. Mr. Hua’s main job responsibilities include to oversee marketing and sales divisions and to expand domestic automobile sealing customer bases. Mr. Hua served as the Sales Manager and Marketing Director of Shanghai Xinsen Import and Export Co., Ltd. From 2008 to 2013. He was the Sales Manager of Shanghai Jiaotong Chemical Trading Co., Ltd. Between 2004 to 2008. Mr. Hua received his Diploma in Business Administration from Nanjing Political College in June 2007.

Family Relationship

Ms. Xingxiu Hua is Mr. Hua Wang’s mother and Mr. Yongjun Hua’s sister. Other than the foregoing, we currently do not have any officers or directors of our Company who are related to each other.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the President and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

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Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “ audit committee financial expert “ would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Set forth below is the compensation paid during the fiscal year ended December 31, 2021, 2020 and 2019 for each of our executive officers and directors:

Summary Compensation Table:

Name and principal position (a)	Year ended December 31 st (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Xingxiu Hua, President, CEO, Director	2021	$18,644	-	-	-	-	-	-	$18,644
	2020	$8,709	-	-	-	-	-	-	$8,709
	2019	$-	-	-	-	-	-	-	$-

Hua Wang, CFO, Secretary, Director	2021	$27,966	-	-	-	-	-	-	$27,966
	2020	$13,064	-	-	-	-	-	-	$13,064
	2019	$-	-	-	-	-	-	-	$-

Jun Tong, CMO, CTO, Director (1)	2021	$-	-	-	-	-	-	-	$-
	2020	$-	-	-	-	-	-	-	$-
	2019	$-	-	-	-	-	-	-	$-

Yongjun Hua, CSO	2021	$-	-	-	-	-	-	-	$-
	2020	$-	-	-	-	-	-	-	$-
	2019	$-	-	-	-	-	-	-	$-

(1). Under the Company’s 2021 Equity Incentive Plan, the Board of Director has issued 60,000 common shares of the Company to Mr. Jun Tong on September 28, 2021.

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Stock Incentive Plan

On September 6, 2021, the board of directors unanimously approved a 2021 Equity Incentive Plan (the “2021 Plan”), which authorized the board to issue up to five million (5,000,000) common shares of the Company to qualified employees, consultant, officers and directors. In additional, on September 6, 2021, our majority shareholder and President, Ms. Xingxiu Hua, representing 98.94% of the Company’s outstanding voting stock as of September 6, 2021, approved our 2021 Plan. The number of shares voting for the 2021 Plan was sufficient for approval.

As of February 28, 2022, there are 95,900 common shares issued to our employees and director under the Company’s 2021 Plan.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Director Compensation

Under the Company’s 2021 Equity Incentive Plan, the Board of Directors granted 60,000 common shares to Jun Tong, the director of the Company, for his contributions to the Company. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

Under the Company’s 2021 Equity Incentive Plan, the Board of Directors have decided to grant 60,000 common shares to Jun Tong, the director of the Company, in order to award his contributions for the Company. The Board of Directors may also grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.

Name of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class (1)
Xingxiu Hua	President, CEO, Chairperson	39,369,609	96%
Hua Wang	CFO, Secretary & Director	100,000	*
Jun Tong	CMO, CTO & Director	60,000	*
Yongjun Hua	CSO	200,000	*
Officers and Directors as a Group (4)			97%

*	Less than 1%
(1)	Based upon 40,976,458 shares outstanding as of the date of this offering.
(2)	Under the Company’s 2021 Equity Incentive Plan, the Board of Director has issued 60,000 common shares of the Company to Mr. Jun Tong on September 28, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 27, 2021 the Company acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”) for 40,000,000 shares of its common stock, through a Share Exchange Agreement between the Company and Ms. Xingxiu Hua, the President of the Company and who owned all of the issued and outstanding shares of RLSP. After the acquisition, RLSP became a 100% directly controlled subsidiary of the Company.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S or Regulation D of the Securities Act of 1933, as amended for the above sale of the stock was made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Purchase

In order to reduce the purchase cost and enhance the purchase power, the Company purchases the main raw materials from Yongliansen Import and Export Trading Company (“Yongliansen”) and Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), and also purchases equipment and rubber products from Shanghai Huaxin during the six months ended June 30, 2022 and 2021, and the years ended December 31, 2021 and 2020. The Company’s founder holds minor equity interests of the three suppliers directly or indirectly and one of the Company directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong.

During years ended December 31, 2021 and 2020, the Company purchased raw materials from Yongliansen (“Vendor C”) in the total amount of $1,505,587 and $214,773, respectively. For six months ended June 30, 2022 and 2021, the total purchase amounts from Yongliansen were $1,127,791 and $85,520, respectively. As of June 30, 2022, December 31, 2021 and 2020, the Company advanced Yongliansen $nil, $453,679 and $555,522, respectively, mainly for raw material purchases. As of June 30, 2022, the Company payable to Yongliansen $49,857. The Company advanced Yongliansen $2,298,251 (RMB 15 million) for purchase deposit during 2020, which is expected to collect back by the end of 2022.

During the years ended December 31, 2021 and 2020, RLSP purchased $13,370,709 and $11,345,991 rubber products from Shanghai Haozong (“Vendor A”), respectively, and purchased $3,793,171 and $7,455,145 rubber products from Shanghai Haozong for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, December 31, 2021 and 2020, $2,115,497, $986,079 and $nil accounts payable due to Shanghai Haozong, respectively. The Company advanced $378,473 to Shanghai Haozong as of December 31, 2020.

During the years ended December 31, 2021 and 2020, RLSP purchased $2,290,571 and $4,585,840 rubber products and equipment from Shanghai Huaxin (“Vendor B”), respectively, and purchased $6,348 and $nil for the six months ended June 30, 2022 and 2021, respectively. As of June 30,2022, December 31, 2021 and 2020, $6,835,124, 7,545,740 and $5,150,325 account payable due to Shanghai Huaxin, respectively, including $688,085, $821,962 and $556,116 were reported under retainage payable.

On December 25, 2021, RLSP signed a Payment Extension Agreement with Shanghai Huaxin regarding outstanding account payable balance, which was amended on August 14, 2022. Under the amended Payment Extension Agreement, RLSP and Shanghai Huaxin both agreed that the $6,835,124 accounts payable as of June 30, 2022 shall be paid based on the payment schedule below. Accordingly, $5,342,163 out of $6,835,124 was reported under “Long-term amounts payable – related party”.

Amount
On or before September 30, 2022	$447,888
On or before December 31, 2022	298,592
On or before March 31, 2023	298,592
On or before June 30, 2023	447,888
On or before September 30, 2023	1,492,961
One or before December 31, 2023	3,849,202
Total balance as of June 30, 2022	$6,835,124

Sales under Indirect Supply Model

In order to stabilize customer relationships and maintain long-term orders, we authorized two related parties - Shanghai Xinsen (“Customer B”) and Hangzhou Xinsen (“Customer C”) (collectively named as “Xinsen Group” for two companies together) as our distributors. The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission. Sales commission incurred in each period is recorded as part of selling expense of the Company.

For the years ended December 31, 2021 and 2020, RLSP had indirect sales through Xinsen Group that were sold to two first-tire suppliers of the Auto Manufacturers: Shanghai Hongyang Sealing Co., Ltd. and Wuhu Huichi Auto Parts Co., Ltd., two unrelated parties of RLSP and the Company, in the aggregate amount of $11,620,129 and $16,380,943, respectively. For six months ended June 30, 2022 and 2021, the total indirect sales through Xinsen Group to the same downstream two customers were $3,719,213 and $7,149,283, respectively. As of June 30, 2022, December 31, 2021 and 2020, the accounts receivable due from Shanghai Xinsen were $3,883,504, $2,918,850 and $2,591,906, respectively. RLSP held advances from Hangzhou Xinsen in the amounts of $19,474, $20,535 and $22,995 as of June 30, 2022, December 31, 2021 and 2020, respectively.

Others

As of June 30, 2021, December 31, 2021 and 2020, the Company’s founder and officer funded the Company of $380,685, $138,795 and $nil for its daily operation, respectively. The payable amounts bear no interest rate and due on demand.

As of June 30, 2022, $66,198 cash was advanced by CFO of the Company, which will be paid back by the end of 2022.

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Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Barnett & Linn, Attorney at Law, 60 Kavenish, Rancho Mirage, California 92270.

The financial statements included in this prospectus and the registration statement have been audited by Simon & Edward LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date. Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act, which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with the SEC Regulation 14E and Section 14(e) of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

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FINANCIAL STATEMENTS AND EXHIBITS

RUBBER LEAF INC

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm (PCAOB ID No:2485)	F-2

Financial Statements:

Consolidated Balance Sheets as of June 30, 2022 (unaudited), December 31, 2021 and 2020	F-4

Consolidated Statements of Operations for the six months ended June 30, 2022 and 2021 (unaudited), and the years ended December 31, 2021 and 2020	F-5

Consolidated Statements of Changes in Stockholders Equity for the six months ended June 30, 2022 and 2021 (unaudited), and the years ended December 31, 2021 and 2020	F-6

Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021 (unaudited), and the years ended December 31, 2021 and 2020	F-7

Notes to Financial Statements	F-8 - F-18

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Rubber Leaf Inc.

Carson City, Nevada

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Rubber leaf Inc. and subsidiary (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operation and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes to the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition

As described in Note 3 to the consolidated financial statements, the Company generates its revenue from sales of rubber auto parts from two customers, one of them is a related party. The Company evaluates its product sales contracts and determines the contracts with its customer are distinct and contain one performance obligation. Performance obligation is satisfied when finished goods delivered to the customer.

We identified the revenue recognition as a critical audit matter. Auditor judgement is involved in performing our audit procedures to evaluate the timing the Company transfer ownership and control of products sold to customers and amount of revenue recognition was appropriately stated.

The primary procedures we performed to address this critical audit matter included:

●	We evaluated the relationship between the Company and customers and the key terms of product sales contracts executed.

●	We evaluated the performance obligations identified by the Company against the five-step model prescribed at ASC 606, Revenue form Contracts with Customers, and evaluated the management’s conclusion.

●	We evaluated the reasonableness of the Company’s conclusion on gross vs. net consideration under ASC 606.

●	We tested the accuracy and cutoff of the revenue recognized by management by verifying the evidence of deliveries and value-added invoices issued.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2021.

PCAOB ID: 2485

Rowland Heights, California

July 29, 2022

F-3

RUBBER LEAF INC

CONSOLIDATED BALANCE SHEETS

		December 31,
	June 30, 2022	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$38,322	$51,156	$8,508
Restricted cash	372,729	665,377	-
Accounts receivables – related parties	3,833,504	2,918,850	2,591,906
Accounts receivables and advances to vendors	282,751	69,910	611,884
Advances to vendors - related parties	-	453,679	555,522
Inventories, net	444,235	478,678	43,149
Other receivable – related party	66,198	-	-
Deposit to vendor -related party	2,239,441	2,361,424	2,298,851
Other current assets	-	245,974	19,473
Total current asset	7,558,309	7,245,048	6,129,293
Noncurrent assets:
Plant and equipment, net	4,952,498	5,421,095	3,442,104
Intangible asset, net	2,188,520	2,331,629	2,093,985
Right-of-use asset, noncurrent	-	-	222,254
Other asset	-	-	24,521
Total assets	$14,699,327	$14,997,772	$11,912,157

LIABILITIES
Current liabilities:
Borrowings	$2,785,316	$3,024,961	$3,141,762
Borrowings– related parties	89,578	165,300	-
Accounts payables	1,982,799	1,230,839	1,150,200
Accounts payables – related parties	2,301,619	7,730,393	4,617,204
Notes payable	372,729	665,377	-
Other payable - related party	380,685	138,795	-
Advances from customers	363,437	573,986	-
Retainage payable	688,085	821,962	556,116
Operating lease liabilities	-	47,228	155,993
Other current liabilities	647,225	544,027	477,656
Total current liabilities	9,611,472	14,942,868	10,098,531

Noncurrent liabilities
Long-term accounts payable – related party	5,342,163	-	-
Long-term borrowings	-	-	1,184,674

Total liabilities	14,953,635	14,942,868	11, 283,205

Commitment and Contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock: 40,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock: 100,000,000 shares authorized, 40,976,458, 40,976,458 and nil shares issued and outstanding as of June 30, 2022, December 31, 2021 and 2020, respectively	40,977	40,977	-
Additional paid-in capital	2,400,168	2,400,168	-
(Accumulated deficit) retained earnings	(2,876,838)	(2,577,138)	592,387
Accumulated other comprehensive income	181,385	190,898	36,565
Total stockholders’ (deficit) equity	(254,308)	54,905	628,952
Total liabilities and stockholders’ equity	$14,699,327	$14,997,772	$11,912,157

The accompanying notes are an integral part of these financial statements

F-4

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the six months ended June 30,		For the years ended December 31,
	2022	2021	2021	2020
	(Unaudited)
Sales	$2,197,969	$968,801	$2,980,431	$283,728
Sales-related parties	3,719,213	7,149,282	11,620,129	16,380,943
Total	5,917,182	8,118,083	14,600,560	16,664,671

Cost of sales	5,601,078	8,513,399	15,784,146	15,385,286
Gross profit (loss)	316,104	(395,316)	(1,183,586)	1,279,385

Operating Expenses
Selling expenses	92,534	51,705	217,258	168,185
General & administrative expenses	415,186	306,434	1,283,951	428,341
Share-based compensation	-	-	239,750	-
Total operation expenses	507,720	358,139	1,740,959	596,526
(Loss) income from operation	(191,616)	(753,455)	(2,924,545)	682,859

Other income (expense):
Interest expense	(102,568)	(86,026)	(183,543)	40,019
Other income (expense), net	2,322	(10,232)	(61,437)	10,378
Total other expenses, net	(100,246)	(96,258)	(244,980)	(29,641)

Net (loss) income before income taxes	$(291,862)	(849,713)	(3,169,525)	$653,218
Income tax expenses	7,838	-	-	215,997
Net (loss) income	$(299,700)	(849,713)	$(3,169,525)	$437,221

Foreign currency translation, net of tax	(9,513)	7,062	154,333	34,910
Comprehensive (loss) income	(309,213)	(842,651)	(3,015,192)	472,131

Earnings per share
Basic and diluted (loss) income per share	$(0.01)	(0.11)	$(0.08)	$0.01
Weighted average common shares outstanding	40,976,458	7,515,331	40,560,763	40,000,000

The accompanying notes are an integral part of these financial statements.

F-5

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional	Retained Earnings	Accumulated Other	Total
	Preferred Stocks		Common Stocks		Paid-in	(Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	income	Equity
Balance at December 31, 2019	-	$-	-	$-	$-	$155,166	$1,655	$156,821
Net income	-	-	-	-	-	437,221	-	437,221
Foreign currency translation, net tax	-	-	-	-	-	-	34,910	34,910
Balance at December 31, 2020	-	$-	-	$-	$-	$592,387	$36,565	$628,952
Share issuance for acquisition of subsidiary	-	-	40,000,000	40,000	(40,000)	-	-	-
Share issuance for cash	-	-	436,000	436	1,089,564	-	-	1,090,000
Share issuance for incentive plan	-	-	95,900	96	239,654	-	-	239,750
Share issuance for debt conversion	-	-	444,558	445	1,110,950	-	-	1,111,395
Net loss	-	-	-	-	-	(3,169,525)	-	(3,169,525)
Foreign currency translation, net tax	-	-	-	-	-	-	154,333	154,333
Balance at December 31, 2021	-	$-	40,976,458	$40,977	$2, 400,168	$(2,577,138)	$190,898	$54,905

						Additional	Retained Earnings	Accumulated Other	Total Stockholders’
	Preferred Stocks			Common Stocks		Paid-in	(Accumulated	Comprehensive	Equity
	Shares	Amount		Shares	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance at December 31, 2020	-		$-	-	$-	$-	$592,387	$36,565	$628,952
Shares issued to acquire subsidiary				40,000,000	40,000	(40,000)	-	-
Issue of shares				55,000	55	137,445	-	-	137,500
Net loss	-		-	-	-	-	(849,713)	-	(849,713)
Foreign currency translation, net tax	-		-	-	-	-	-	7,062	7,062
Balance at June 30, 2021 (Unaudited)		$		40,055,000	$40,055	$97,445	$(257,325)	$43,627	$(76,198)

						Additional	Retained Earnings	Accumulated Other	Total Stockholders’
	Preferred Stocks			Common Stocks		Paid-in	(Accumulated	Comprehensive	Equity
	Shares	Amount		Shares	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance at December 31, 2021	-		$-	40,976,458	$40,977	$2, 400,168	$(2,577,138)	$190,898	$54,905
Net loss	-		-	-	-	-	(299,700)	-	(299,700)
Foreign currency translation, net tax	-		-	-	-	-	-	(9,513)	(9,513)
Balance at June 30, 2022 (Unaudited)		$		40,976,458	$40,977	$2, 400,168	$(2,876,838)	$181,385	$(254,308)

The accompanying notes are an integral part of these financial statements.

F-6

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,		For the years ended December 31,
	2022	2021	2021	2020
	(Unaudited)
Cash flow from operating activities
Net (loss) income	$(299,700)	$(849,713)	$(3,169,525)	$437,221
Adjustments to reconcile loss to net cash provided by operating activities:
Depreciation and amortization	293,363	306,638	601,342	264,967
Share-based compensation	-	-	239,750
Inventories write-down	-		525,402	9,911
Changes in operating assets and liabilities:
Account receivables	-	(205,908	120,504	(76,767)
Account receivables – related parties	(1,149,851)	(1,581,075)	(253,040)	(1,340,503)
Advances to vendors - related party	445,520	(105,809)	115,433	(511,632)
Advance to vendors	(223,080)	369,156	398,580	715,957
Deposit to vendor – related party	-	-	-	(2,177,289)
Other current assets	-	(30,842)	(12,032)	8,310
Inventories	10,016	(16,538)	(954,075)	(34,645)
Right-use-of asset	(1,365)	(5,773)	101,817	(63,136)
Notes payable	(266,247)	-	656,673	-
Account payable	840,705	(186,686	48,686	856,992
Accounts payable - related parties	322,363	1,778,934	2,971,740	3,402,842
Advances from customers - related parties	-	62	(23,312)	(1,609,742)
Advances from customers	(186,481)	-	566,477	-
Retainage payable	(39,932)	-	247,429	524,668
Other current liabilities	75,712	4,014	-	289,605
Net cash (used in) provided by operating activities	(180,977)	(311,922)	2,181,849	696,759

Cash flow from investing activities
Other receivables - related party	(76,951)	-	(128,853)	-
Purchase of equipment and leasehold improvement	(35,985)	(120,260)	(2,374,795)	(2,423,813)
Purchase of land use right	-		(225,457)	(1,992,931)
Net cash used in investing activities	(112,936)	(120,260)	(2,729,105)	(4,416,744)

Cash flow from financing activities
Share issuance for cash	-	137,500	1,090,000	-
(Proceeds from) payments to related parties	177,563	16,866	137,817	(144,190)
New borrowings	98,498	789,821	3,511,334	5,370,647
Repayments of borrowings-related party	(69,256)	-	(85,453)	-
Repayments of borrowings	(184,457)	(464,540)	(3,462,415)	(1,563,294)
Net cash provided by financing activities	22,348	479,647	1,191,283	3,663,163

Effect of exchange rate changes	(33,918)	659	63,998	1,126
(Decrease) increase in cash	(305,483)	48,124	708,025	(55,696)
Cash and restricted cash, beginning	716,534	8,508	8,508	64,204
Cash and restricted cash, ending	$411,051	$56,632	$716,534	$8,508
		-		-
Supplemental disclosures of cash flow
Interest paid	$65,068	$78,283	$218,852	$76,188
Income taxes paid	$3,919	$26,011	$25,089	$1,807
Noncash investing and financing activities
Share issuance for debt conversion	$-	$-	$1,111,395	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

RUBBER LEAF INC

NOTES TO THE CONSOLIDATED FINANCAIL STATEMENTS

Note 1 - Organization and Description of Business

Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (the “RLSP”) was established in July 08, 2019 and is located in Fenghua District, Ningbo, Zhejiang province, the People’s Republic of China (“PRC”). It is engaged in the import and export trade, production and sales of synthetic rubber, rubber compound, car window seals, auto parts, etc. of integrated group companies. It has an integrated machinery production plant on PRC. RLSP, a well-known auto parts enterprise, is a first-tier supplier of well-known auto brands such as Dongfeng Motor and French Renault. RLSP has a registered capital of $20 million US dollars to be injected and is a wholly owned by foreign investment.

Rubber Leaf Inc (the “Company” or “RLI”) was incorporated under the law of the State of Nevada on May 18, 2021 by Ms. Xingxiu Hua, the sole shareholder of RLSP. On May 27, 2021, the Company entered a share exchange agreement with Ms. Hua, pursuant to which, the Company issued 40,000, 000 shares of common stock to exchange for all of RLSP’s shares. No change of control of RLSP was resulted from the execution of the share exchange agreement.

Note 2 – Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. The Company currently has a net loss of $(299,700) for the six months ended June 30, 2022 and accumulated deficits of $(2,876,838) as of June 30, 2022. The Company has negative working capital of $2,053,163 as of June 30, 2022. The Company has not completed its efforts to establish a stabilized source of gross profit sufficient to cover operating costs over a reasonable period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses and its construction of new production line. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. With respect to the unaudited financial statements as of and for the six months ended June 30, 2022, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ended December 31, 2022.

The consolidated financial statements include the accounts of Rubber Leaf Inc, the parent company and its wholly owned subsidiary in China - Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. All intercompany transactions and balances were eliminated in consolidation.

Reclassifications

Certain amounts on the prior-years’ consolidated balance sheets, consolidated statements of operations and cash flows were reclassified to conform to current-year presentation, with no effect on ending stockholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Signiant estimates are used in the collectability of accounts receivable, the useful lives and impairment of property and equipment, the valuation of deferred tax assets, inventories reserve and provisions for income taxes, among others.

Revenue Recognition

The Company early adopted Accounting Standards Update (“ASU”) 2014-09, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) since its inception (i.e. July 2019), which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company applies the five-step model to sales contracts.

F-8

The Company’s revenue mainly generated from selling the synthetic rubber, rubber compound, car window seals, auto parts under two models of supply. The Company has disaggregated revenue at the sales channels through direct supply model and indirect supply model.

Model A: Direct supply model. Upon passing the on-site inspections of automobile Original Equipment Manufacturers (the “OEMs”), RLSP is listed at the OEMs’ directories being one of their first-tier suppliers who will purchase raw materials, produce final products independently, and deliver finished products to the OEMs’ warehouses directly. RLSP satisfies its performance obligation when its finished products are delivered to the OEMs’ warehouses and a follow-up quality inspection is accepted by the OEMs. Meanwhile, the OEMs will also request product replacement for disqualified products. The ownership and control of our finished products are transferred to our customers as soon as the products passed the inspection and acceptance into the warehouses of the OEMs. Our revenue will be recognized once the control of our products has been transferred to our customers, and the payments will be paid by the OEMs directly.

Model B: Indirect supply model. RLSP received the purchase orders from our related parties-Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”) and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Branded Automobile Manufacturers (the “Auto Manufacturers”) send a lump sum purchase orders of the whole vehicle rubber and plastic auto parts of one model to their first-tier suppliers, who then subcontract rubber and plastic seals to Xinsen Group. Xinsen Group is a certified second-tier supplier of Auto Manufacturers who then subcontracts some products that they do not have capability to manufacture to RLSP. Once purchase orders are received, RLSP will purchase rubber materials from our venders and outsourced the purchase orders to third party manufacturer for work-in-process products (“WIP”) or finished products in its entirely based on management’s decision under the operating circumstances. RLSP has two forms of outsourced processing under Model B:

1)	RLSP purchases raw materials and subcontracts the third-party manufacturers to produce WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs some manual processes, such as welding and constructing in order to meet the specification of the purchase orders, the final products are concluded after strict quality inspection.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will perform the responsibilities to trace and observe each step of production from the third-party manufacturers.

The finished products will be delivered to the first-tier suppliers’ warehouses, the downstream customers of Xinsen Group either from RLSP or third-party manufacturers’ locations. Xinsen Group will assign inspectors and perform quality inspection when the finished products are delivered. RLSP satisfies its performance obligation when the finished products are delivered to Xinsen Group’s customers and the quality inspection is qualified performed by Xinsen Group. Meanwhile, Xinsen Group will also request product replacement for disqualified products. Once the quality and quantity are confirmed and finished products are acceptable into the warehouses of Xinsen Group’s customers, receiving notes will be provided by Xinsen Group’s customers, then to RLSP as proof of delivery. The date of receiving notes signed is the time that RLSP transfers ownership and control of the finished products under model B to Xinsen Group then indirectly to the first-tier suppliers. RLSP recognizes revenue on the dates when receiving notes are signed by Xinsen Group’s customers.

Under both supply models, payment of products is generally made within a 30-day term upon receiving notes signed by our customers. Extended payment terms are provided on a limited basis not to exceed two months. After customer receives the finished products, if the customer finds quality problems before installing them to the vehicles, the customer is able to inform RLSP and request replacement for the same type products. Since November 2021, RLSP has terminated warranty assurance to our customers due to the characteristics of our products.

Cost of revenue

Cost of revenues is comprised of raw materials consumed, manufacturing costs, third party logistics and distribution costs including packaging, freight, transportation, shipping and handling costs, and inventory adjustment due to the defectives and inventory count.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and liquid investments with original maturities of three months or less as of the purchase date of such investments.

Restricted cash

The Company had notes payable outstanding with Ningbo bank and was required to keep certain amounts on deposit that were subject to withdrawal restrictions. The notes payables were generally short term in nature due to its maturity period of six months or less, thus restricted cash was classified as a current asset.

Concentration risk

The Company maintains cash with banks in the United States of America (“USA”) and PRC. Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). In the United States, the standard insurance amount is $250,000 per depositor in a bank insured by the Federal Deposit Insurance Corporation (“FDIC”).

Financial instruments that potentially subject the Company to significant concentrations of credit risk are cash and cash equivalents and accounts receivable. As of June 30, 2022, December 31, 2021 and 2020, $300,655, $557,469 and $nil of the Company’s cash and restricted cash held by financial institutions were uninsured.

Major customers

For the years ended December 31, 2021 and 2020, as well as six months ended June 30, 2022 and 2021 (unaudited), the Company’s revenues from three major customers accounted more than 10% of the total revenue were as following:

	Six months ended June 30, 2022		As of June 30, 2022		Six months ended June 30, 2021		As of June 30, 2021
	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable
Customer B	$3,719,213	63%	$3,883,504	100%	7,149,282	88%	$4,200,627	93%
Customer A	$2,197,969	37%	-	-%	$968,801	12%	$326,232	7%

	Year ended December 31, 2021		As of December 31, 2021		Year ended December 31, 2020		As of December 31, 2020
	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable
Customer B	$11,620,129	80%	$2,918,850	100%	$16,380,943	97%	$2,591,906	96%
Customer A	$2,980,431	20%	$-	-	$283,728	1%	$-	-

●	Customer A: eGT New Energy Automotive Co., Ltd. (“eGT” ), an unrelated party.
●	Customer B: Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”), a related party that sells RLSP’s products to Shanghai Hongyang Sealing Co., Ltd. (“Shanghai Hongyang”) and Wuhu Huichi Auto Parts Co., Ltd. (“Wuhu Huichi”), two unrelated parties of RLSP and the Company, and certified first-tier suppliers of Auto Manufacturers.

F-9

Major vendors

For the years ended December 31, 2021 and 2020, as well as six months ended June 30, 2022 and 2021 (unaudited), the Company made purchases from the major vendors accounted more than 10% of the total purchases were as following:

	Six months ended June 30, 2022		As of June 30, 2022		Six months ended June 30, 2021		As of June 30, 2021
	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable
Vendor A	$3,793,171	68%	$2,115,497	21%	$7,455,145	98%	$1,660,149	21%
Vendor B	$6,348	0%	$6,835,124	66%	$-	-%	$5,324,057	67%
Vendor C	$1,127,791	20%	$49,857	0%	$85,520	1%	$-	-%

	Year ended December 31, 2021		As of December 31, 2021		Year ended December 31, 2020		As of December 31, 2020
	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable

Vendor A	$13,370,709	78%	$986,079	10%	$11,345,991	66%	$-	-
Vendor B	$2,290,571	13%	$7,545,740	75%	$4,585,840	31%	$5,150,325	82%

●	Vendor A: Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), a related party.
●	Vendor B: Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”), a related party, purchase amounts and accounts payable balances include retainage payables.
●	Vendor C: Shanghai Yongliansen Import and Export Trading Company (“Yongliansen”), a related party.

Accounts Receivable

Accounts receivables are reported at their net realizable value. Any value adjustments are booked directly against the relevant receivable. We have standard payment terms that generally require payment within approximately 30 to 60 days. Management performs ongoing credit evaluations of its customers. An allowance for potentially uncollectible accounts is provided based on history, economic conditions, and composition of the accounts receivable aging. As of June 30, 2022, December 31, 2021 and 2020, no credit risk identified and no allowance for doubtful accounts.

Inventories, net

Inventories consist of raw materials and finished products, and are stated at the lower of cost or net realizable value. Cost is calculated by applying the weighted -average method and physically applied first-in-first-out method (FIFO) in inventory stock in and out. The Company regularly reviews inventory quantities on hand and writes down to its net realizable value any inventory that it believes to be impaired. Management considers forecast demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining excess and obsolescence and net realizable value adjustments. Once inventory is written down and a new cost basis is established, it is not written back up if demand increases.

Advances to vendors

From time to time, we paid advances to our vendors in order to secure our purchase orders or as retainers required pursuant to various purchase agreements related to production and the 2nd production lines currently under construction. The advances have no interest bearing, normally settled along with purchase transactions within 60 to 180 days depend on market condition, and around 365 days for construction projects and/or equipment purchase.

F-10

Property and equipment

Property and equipment are initially recorded at their historical cost. Repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives of the depreciable assets:

●	Land use rights: 50 years
●	Leasehold improvement: shorter of the estimate useful life or lease term
●	Factory equipment: 10 years
●	Office equipment and furniture: 5 years

Construction in progress (“CIP”) includes pre-construction costs, construction costs, interest incurred on financing, amortization of land use right during the construction period, insurance and overhead costs related to construction. Interest of borrowings specific for the construction project and amortization of land use rights are capitalized under CIP when development activities commence, and end when the qualifying assets are ready for their intended use.

Intangible Assets

All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The Company has recorded the amounts paid to the PRC government when acquired long-term interests of land use rights under intangible assets. This type of arrangement is common for the use of land in the PRC. The Company amortizes land use rights based on the term of the respective land use rights granted, which generally ranges from 15 to 50 years. The land use rights of Collective Lands has unlimited useful lifetime.

Impairment of Long-Lived Assets

The Company’s long-lived assets mainly include property and equipment, land use right recorded under intangible assets and right-of-use assets obtained through operating lease.

In accordance with ASC 360, Property, Plant, and Equipment, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset, or group of assets, as appropriate, may not be recoverable. If the aggregate undiscounted future net cash flows expected to result from the use and the eventual disposition of a long-lived asset is less than its carrying value, then the Company would recognize an impairment loss based on the excess of the carrying value over the fair value.

For the years ended December 31, 2021 and 2020, the Company determined there was no impairment of the long-lived assets.

Notes payable

Short-term notes payable are lines of credit extended by banks. The banks in-turn issue the Company a bankers acceptance note, which can be endorsed and assigned to vendors as payments for purchases. These short-term notes payable bears no interest and is guaranteed by the bank for its complete face value and usually matures within three to six-month period. The banks usually require the Company to deposit a certain amount of cash at the bank as a guarantee deposit, which is classified on the balance sheet as restricted cash.

As of June 30, 2022 and December 31, 2021 and 2020, RLSP held $372,729, $665,377 and $nil notes payable issued by Ningbo bank with various maturity dates up to September 2022. The same amount of deposits was required by the banks and classified as restricted cash as of June 30, 2022, December 31, 2021 and 2020.

Advances from customers

From time to time, we received advances from our customers, which are made normally under sales frame contracts, each sales transaction will be initiated by purchase orders received under the frame contracts. The advances have no interest bearing, normally settled along with purchase/sales transactions within 60 to180 days.

Retainage Payables

For equipment purchased from Shanghai Huaxin in the PRC, a related party, by RLSP in the PRC, the Company typically retains a portion of the purchase invoices, typically 3-5%, for 12 to 24 months to ensure the quality of equipment after installation during the qualifying warranty period. As of June 30, 2022 and December 31, 2021 and 2020, retainage payables were $688,085, $821,962 and $556,116 with maturity dates various from September to December 2022, respectively.

Income Taxes

We are governed by the Income Tax Law of the PRC and the United States. The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The 2017 Tax Reform Act permanently reduces the U.S. corporate income tax rate to a 21% flat rate. In addition, the 2017 Tax Reform Act also creates a new requirement that certain income (i.e., Global Intangible Low-Taxed Income (“GILTI”)) earned by controlled foreign corporations (“CFCs”) must be included in the gross income of the CFCs’ U.S. shareholder income. The tax law in PRC applies an income tax rate of 25% to all enterprises. The Company’s subsidiary does not receive any preferential tax treatment from local government.

F-11

Value added tax

The Company is subject to value added tax (“VAT”). The applicable VAT rate is 13% for products sold in the PRC for the years of 2021 and 2020. The amount of VAT liability is determined by applying the applicable tax rate to the amount of goods sold (output VAT) less VAT accrued on purchases made with the relevant supporting invoices (input VAT). Sales and purchases are recorded net of VAT (the amount of VAT is excluded from revenues and costs) collected and paid as the Company acts as an agent for the government.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Pursuant to ASC 260-10-55, EPS computations should be based on the facts and circumstances of the transaction for reorganization. The Company calculated its EPS retrospectively akin to a normal share issuance as if the reorganization incurred from the inception.

The Company does not have any potentially dilutive instruments as of June 30, 2022, December 31, 2021 and 2020 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheets include certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2022, December 31, 2021 and 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalent, restricted cash, accounts receivables, advances to vendors, inventories, other current assets, accounts payables, advances from customers and other current liabilities. For short term borrowings and notes payable, the Company concluded the carrying values are a reasonable estimate of fair values because of the short period of time between the origination and repayment and as their stated interest rates approximate current rates available.

The following table presents the fair value and carrying value of the Company’s long-term borrowings as of June 30, 2022, December 31, 2021 and 2020:

	June 30,	December 31,
	2022	2021	2020
	(Unaudited)
Carry value of long-term borrowings	$-	$-	$1,184,674
Fair value of long-term borrowings*	$-	$-	$1,129,552

(*The fair value of long-term borrowing is calculated based on the carrying value, the average effective interest rate of the bank loans RLSP obtained and the contractual terms.)

F-12

Operating Leases

The Company adopted ASC 842 since its inception. The Company determines if an arrangement is or contains a lease at inception. Operating leases with lease terms of more than 12 months are included in operating lease assets, accrued and other current liabilities, and long-term operating lease liabilities on its consolidated balance sheet. Operating lease assets represent its right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments over the lease term. Operating lease assets and liabilities are recognized based on the present value of the remaining lease payments discounted using its incremental borrowing rate. Lease expense is recognized on a straight-line basis over the lease term.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign Currency

Amounts reported in the condensed consolidated financial statements are stated in United States dollars, unless stated otherwise. The Company’s subsidiary in the PRC use the Chinese renminbi (RMB) as their functional currency and the holding company - RLI uses the United States dollar as their functional currency. For subsidiaries that use the local currency as the functional currency, all assets and liabilities are translated to United States dollars using exchange rates in effect at the end of the respective periods and the results of operations have been translated into United States dollars at the weighted average rates during the periods the transactions were recognized. Resulting translation gains or losses are recognized as a component of other comprehensive income (loss).

In accordance with ASC 830, Foreign Currency Matters (ASC 830), the Company translates the assets and liabilities into United States dollars using the rate of exchange prevailing at the balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from RMB into United States dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income. Further, foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses on those foreign currency transactions are included in other income (expense), net for the period in which exchange rates change.

Comprehensive Income (Loss)

The Company accounts for comprehensive income (loss) in accordance with ASC 220, Income Statement-Reporting Comprehensive Income (ASC 220). Under ASC 220, the Company is required to report comprehensive income (loss), which includes net income (loss) as well as other comprehensive income (loss). The only significant component of accumulated other comprehensive income (loss) as of June 30, 2022, December 31, 2021 and 2020 is the currency translation adjustment.

Segment Information

Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the executive team, which is comprised of the chief executive officer and the chief financial officer. Based on the financial information presented to and reviewed by the chief operating decision maker in deciding how to allocate the resources and in assessing the performance, the Company has determined that it has two operating and reporting segments based on sales channels – direct supply and indirect supply as of June 30, 2022, December 31, 2021 and 2020, and for the six months periods and years ended.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued new leasing guidance (“Topic 842”) that replaced the existing lease guidance (“Topic 840”). Topic 842 established a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The Company adopted Topic 842 on its inception date of operation.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates the requirement to calculate the implied fair value of goodwill, but rather requires an entity to record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value. This amendment is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019.The Company adopted ASU No. 2017-04 on January 1, 2020 and the adoption did not have an impact on the Company’s financial position and results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. The standard, including subsequently issued amendments (ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10 and ASU 2019-11), requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for public business entities eligible to be smaller reporting companies defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

F-13

Note 4 - Inventories, net

Inventories consisted of raw rubber materials, finished goods of rubber products and others, and are stated at the lower of cost or net realizable value. As of June 30, 2022, December 31, 2021 and 2020, inventories consisted of the following:

	June 30, 2022	December 31, 2021	December 31, 2020
	(Unaudited)
Raw materials	$14,631	$29,246	$43,149
Finished goods	429,604	449,432	-
Total	444,235	478,678	43,149
Inventory reserve	-	-	-
Inventories, net	$444,235	$478,678	$43,149

As of December 31, 2021, the Company wrote $532,366 off for the finished goods held on hand due to its defective nature. The finished goods are expecting to sell at a discounted price during the remaining of 2022.

Note 5 - Plant and equipment, net

	June 30,	December 31,
	2022	2021	2020
	(Unaudited)
Equipment and machinery	$5,771,882	$5,919,317	$3,525,071
Furniture and office equipment	23,980	25,286	6,242
Leasehold improvement	125,754	132,604	170,393
Minus: Accumulated depreciation and amortization	(1,260,513)	(937,027)	(358,495)
Plant and equipment, net	4,661,103	5,140,181	3,343,211
Construction in progress	291,394	280,914	98,893
Property plant and equipment, net	$4,952,498	$5,421,095	$3,442,104

Upon obtained the right use of land, RLSP started to build the manufacture plant on the land. The Company capitalized the cost in related to the construction, including the interests related to the borrowings, the utilities occurred in the construction, the amortization of land use of right. The construction is expecting to put into use in 2023.

For the equipment used for manufacturing, the depreciation expense is included as part of manufacturing overhead, while the equipment used for general administrative are included in selling, general and administrative expense on the statements of operations. Depreciation and amortization expenses were $293,363 and $306,638 for the six months ended June 30, 2022 and 2021, respectively. Depreciation and amortization expenses were $601,342 and $264,967 for the years ended December 31, 2021, and 2020, respectively.

Note 6 - Intangible asset, net

On October 21, 2020, RLSP entered a purchase contract with the Ninbo government agent, Zhejiang Province, whereby the Company was assigned the land use rights, for 50 years useful life, located in Chunhun Street, in Fenghua city, Zhejiang Province, for a total purchase price of $2,064,554 (RMB 13,729,900 at exchange rate of 0.1504), the information of the land use rights is as followed:

Intangible asset, net consists of the following:

	June 30,	December 31,
	2022	2021	2020
	(Unaudited)
Land use rights	$2,266,465	$2,389,920	$2,104,199
Less: Accumulated amortization	(77,945)	(58,291)	(10,214
Intangible asset, net	2,188,520	2,331,629	2,093,985

For the year ended December 31, 2021, $228,446 one-time city construction supporting fee was capitalized into the cost of land use rights, which subject to same period of term for amortization. For the six months and the year ended June 30, 2022 and 2021, $23,364 and $10,321 amortization of land use rights were capitalized under CIP, respectively. $47,173 amortization of land use rights was capitalized under CIP during the year ended December 31, 2021.

Note 7 - Borrowings

In September 2020, for the purpose of the land acquisition, RLSP borrowed $1,532,567 (RMB 10 million) from Ningbo Rongsen Construction Ltd., Co (“Ningbo Rongsen”). a third private party, with a monthly interest rate of 1.0%. An unrelated individual person guaranteed the loan. In December 2020, RLSP repaid the loan back in its entirety. The loan has been mainly advanced to vendors for equipment purchases. The Company capitalized the interest expense of $36,169 (approximate RMB 249,183) association with the loan under construction in progress for the year ended December 31, 2020.

On May 9, 2020, RLSP entered an one-year term loan with Chunhu Branch, Ningbo Fenghua Rural Commercial Bank Co., Ltd. in the amount of $459,770 (approximate RMB 3 million) with the annum interest rate of 4.5%. The withdrawal of the loan was solely based on purchase transactions, which means the bank directs the cash outflows to the vendor’s account according to the documents of purchase transactions submit, such as the contract, purchase order, VAT invoices and etc. The loan was fully paid back on May 2021.

On September 18, 2020, RLSP entered a one-year bank loan of $383,142 (RMB 2.5 million) with Chunhu Branch, Ningbo Fenghua Rural Commercial Bank Co., Ltd. with the 6.42% annum interest rate. The collateral pledged for the RMB 2.5 million loan was the machinery and equipment with a total appraised value of $1.6 million. The loan was fully paid back on September 1, 2021.

F-14

On November 30, 2020, RLSP entered a one-year bank loan of $2,298,851 (RMB 15 million) with Fenghua Chunhu branch, Agricultural Bank of China Co., Ltd. with the annual interest rate of 4.7%. The collateral pledged for the loan was the land use right with appraisal value of $5.44 million (approximately RMB 35.2 million). RLSP repaid RMB 2 million and renewed $2,017,005 (RMB 13 million) loan on November 30, 2021 with one-year term. As of June 30, 2022, December 31, 2021 and December 31, 2020, the outstanding balances of the loan were $1,940,849, $2,046,567 and $2,298,851, respectively.

On August 1, 2019, RLSP entered a loan agreement with an unrelated individual to borrow up to $1,077,308 (RMB7.5 million). The loan term was from December 31, 2019 to June 30, 2022 with no interest bearing. Pursuant to the loan agreement, the loan may be converted to common stock of RLSP upon negotiation. As of December 31, 2020, the loan balances were $287,282 (RMB 2 million). On September 13, 2021, the outstanding RMB 7.5 million personal loan was converted to 427,323 shares of the Company’s common stocks in $2.5 per share agreed-upon by the two parties.

On October 19, 2020, RLSP entered a loan agreement with an unrelated individual to borrow $153,257 (RMB 1 million). The loan term was from October 19, 2020 to June 30, 2022 with no interest bearing. Pursuant to the loan agreement, the loan may be converted to common stock of RLSP upon negotiation. On November 30, 2020, RLSP paid $118,008 (RMB 770,000) out of $153,257 loan principal back. The creditor lent additional $7,550 cash to RLSP in the same terms. On September 27, 2021, a share subscription agreement was entered by the two parties, pursuant to which, the lender elected to convert $43,173 loan balance with 17,235 shares of RLI’s common stocks at the price of $2.50. As of December 31, 2021 and December 31, 2020, the outstanding balance of the loan were $nil and $35,249, respectively.

On April 30, 2021, RLSP borrowed $774,401 (RMB 5 million) short-term loan from an unrelated entity guaranteed by an individual person. The loan has a monthly interest rate of 1% with the due date on June 15, 2021. Pursuant to the loan agreement, the interest rate will increase to 2% monthly if RLSP is in default of loan terms and the lender may further obtain 5% of RLSP’s ownership. On November 10, 2021, RLSP extended the maturity date of the loan till April 30, 2022 with the other loan terms remain the same and the two parties have verbally agreed to extend the due date to December 31, 2022. As of June 30, 2022 and December 31, 2021, the loan balance were $470,238 (RMB 3.15 million) and $550,999 (RMB 3.5 million), respectively.

On September 1, 2021, RLSP borrowed $154,832 (RMB 1 million) short-term loan from an unrelated individual. The loan has annual interest rate of 13% with due date on August 31, 2022. RLSP repaid $69,443 and $31,074 back during the first quarter in 2022 and the year of 2021, and borrowed another $76,951 on January 2022. As of June 30, 2022, and December 31, 2021, the loan balances were $150,798 (RMB 1.01 million) and $125,943 (RMB 0.8 million), respectively. Out of $150,798 loan balance, RMB500,000 was extended its maturity date to March 30, 2023 with no interest bearing on September 1, 2022.

On September 1, 2021, RLSP borrowed $247,732(RMB 1.6 million) short-term loan from an officer of RLSP. The loan has an annual interest rate of 8% with due date on August 31, 2022. RLSP repaid $69,256 and $85,453 back during the six months ended June 30, 2022 and the year of 2021. As of June 30, 2022, and December 31, 2021, the loan balances were $89,578 (RMB 0.6 million) and $165,300 (RMB 1.05 million), respectively. The loan was extended to March 30, 2023 on September 1, 2022 and the officer has waived the loan interest for the loan extension period.

On November 30, 2021, RLSP borrowed $314,857 (RMB 2 million) mortgage loan from Zhejiang Yongyin Financial leasing Co., Ltd, a subsidiary of Ningbo Fenghua Rural Commercial Bank Co., Ltd, pledged with machinery and equipment RLSP purchased and fully paid with the market value of approximately RMB2.3 million. The loan has two-year term with due date on November 19, 2023 and the loan balances were $212,945 and $301,453 as of June 30, 2022 and December 31, 2021, respectively.

On March 2022, RLSP borrowed $20,901 personal loans from two employees and $10,451 was repaid in April 2022. As of June 30, 2022, the outstanding loan balance was $10, 451. The loans bear no interest and due on demand.

Interest expense primarily consists of the interest incurred on the bank loans, commercial & individual loans and minor bank service charges. For the years ended December 31, 2021 and 2020, the Company recorded the interest expense of $183,543 and $40,019, respectively. For six months ended June 30, 2022 and 2021, the Company recorded the interest expense of $106,678 and $39,487, respectively.

Note 8 – Related Party Transactions

Purchase

In order to reduce the purchase cost and enhance the purchase power, the Company purchases the main raw materials from Yongliansen Import and Export Trading Company (“Yongliansen”) and Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), and also purchases equipment and rubber products under indirect supply model from Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”) during the six months ended June 30, 2022 and 2021, and the years ended December 31, 2021 and 2020. The Company’s founder holds minor equity interests of the three suppliers directly or indirectly and one of the Company directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong.

During years ended December 31, 2021 and 2020, the Company purchased raw materials from Yongliansen (“Vendor C”) in the total amount of $1,505,587 and $214,773, respectively. For six months ended June 30, 2022 and 2021, the total purchase amounts from Yongliansen were $1,127,791 and $85,520, respectively. As of June 30, 2022, December 31, 2021 and 2020, the Company advanced Yongliansen $nil, $453,679 and $555,522, respectively, mainly for raw material purchases. As of June 30, 2022, the Company payable to Yongliansen $49,857. The Company advanced Yongliansen $2,298,251 (RMB 15 million) for purchase deposit during 2020, which is expected to collect back by the end of 2022.

During the years ended December 31, 2021 and 2020, RLSP purchased $13,370,709 and $11,345,991 rubber products from Shanghai Haozong (“Vendor A”), respectively, and purchased $3,793,171 and $7,455,145 rubber products from Shanghai Haozong for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, December 31, 2021 and 2020, $2,115,497, $986,079 and $nil accounts payable due to Shanghai Haozong, respectively. The Company advanced $378,473 to Shanghai Haozong as of December 31, 2020.

During the years ended December 31, 2021 and 2020, RLSP purchased $2,290,571 and $4,585,840 rubber products and equipment from Shanghai Huaxin (“Vendor B”), respectively, and purchased $6,348 and $nil for the six months ended June 30, 2022 and 2021, respectively. As of June 30,2022, December 31, 2021 and 2020, $6,835,124, 7,545,740 and $5,150,325 payable due to Shanghai Huaxin, respectively, including $688,085, $821,962 and $556,116 were reported under retainage payable.

On December 25, 2021, RLSP signed a Payment Extension Agreement with Shanghai Huaxin regarding outstanding account payable balance, which was amended on August 14, 2022. Under the amended Payment Extension Agreement, RLSP and Shanghai Huaxin both agreed that the $6,835,124 accounts payable as of June 30, 2022 shall be paid based on the payment schedule below. Accordingly, $5,342,163 out of $6,835,124 was reported under “Long-term amounts payable – related party”.

Amount
On or before September 30, 2022	$447,888
On or before December 31, 2022	298,592
On or before March 31, 2023	298,592
On or before June 30, 2023	447,888
On or before September 30, 2023	1,492,961
One or before December 31, 2023	3,849,202
Total balance as of June 30, 2022	$6,835,124

Sales under Indirect Supply Model

In order to stabilize customer relationships and maintain long-term orders, we authorized two related parties - Shanghai Xinsen (“Customer B”) and Hangzhou Xinsen (“Customer C”) as our distributors. The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission. Sales commission incurred in each period is recorded as part of selling expense of the Company.

For the years ended December 31, 2021 and 2020, RLSP had indirect sales through Xinsen Group that were sold to two certified first-tier suppliers of the Auto Manufacturers: Shanghai Hongyang and Wuhu Huichi, two unrelated parties of RLSP and the Company, in the aggregate amount of $11,620,129 and $16,380,943, respectively. For six months ended June 30, 2022 and 2021, the total indirect sales through Xinsen Group to the same downstream two customers were $3,719,213 and $7,149,283, respectively. As of June 30, 2022, December 31, 2021 and 2020, the accounts receivable due from Shanghai Xinsen were $3,883,504, $2,918,850 and $2,591,906, respectively. RLSP held advances from Hangzhou Xinsen in the amounts of $19,474, $20,535 and $22,995 as of June 30, 2022, December 31, 2021 and 2020, respectively.

Others

As of June 30, 2021, December 31, 2021 and 2020, the Company’s founder and officer funded the Company of $380,685, $138,795 and $nil for its daily operation, respectively. The payable amounts bear no interest rate and due on demand.

As of June 30, 2022, $66,198 cash was advanced by CFO of the Company, which will be paid back by the end of 2022.

F-15

Note 9 – Shareholders’ Equity

RLSP was established on July 08, 2019 with registered capital of $20 million. As of June 30, 2021 and December 31, 2020, no capital investment has been contributed to RLSP by the sole shareholder.

On May 18, 2021, RLI was incorporated under the laws of the State of Nevada. The total number of authorized to issue are 100 million shares of common stock and 40 million shares of preferred stocks at par value $0.001 per share.

On May 27, 2021, the Company entered a share exchange agreement with Ms. Hua, the sole shareholder of RLI and RLSP, pursuant to which, the Company issued 40,000,000 shares of common stock to exchange all of RLSP’s shares issued and outstanding. The business acquisition is qualified as a common control transaction. Pursuant to ASC 805-50, RLI that received the equity interests of RLSP recognized the assets and liabilities transferred at their carrying amounts at the date of the transfer. And the transfer results in a change in the reporting entity pursuant to ASC 250-10, RLI presents RLSP’s financial statements retrospectively for all periods during which the two entities were under common control.

During June 2021, the Company issued 55,000 shares of common stocks at $2.5 per share to three individuals for cash. On July and September 2021, the Company issued 381,000 shares of common stocks at $2.5 per share to five individuals. The total $1,090,000 subscription were fully received as of December 31, 2021.

On September 6, 2021, the board of directors of the Company unanimously approved 2021 Equity Incentive Plan (the “2021 Plan”), which authorized the board to issue up to five million (5,000,000) common shares to qualified employees, consultant, officers and directors. On the same day, the majority shareholder and president, Ms. Xingxiu Hua, representing 98.94% of the Company’s outstanding voting stock as of September 6, 2021, approved the 2021 Plan. As of December 31, 2021, 295,900 common shares have been issued to employees and director under the 2021 Plan and vested immediately. $239,750 share-based compensation was recorded for the year ended December 31, 2021.

On September 13, 2021, 444,558 shares of common stocks issued resulting from loan conversion in the amount of $1,111,395. Refer to Note 6 Borrowings for details.

Note 10. Lease

RLSP entered one operating lease with a unrelated individual Fenghua District, Ningbo, Zhejiang Province, China on November 15, 2019 for a factory building for manufacturing. The operating lease has twenty-five months lease term started from January 15, 2020 to February 14, 2022 and extended six months to August 14, 2022 on December 2021. The lease agreement was extended in another five months to January 14, 2023 on August 2022.

According to ASC 842, the Company records the factory lease on the balance sheet as Right-of-use assets and Operating lease liabilities. The incremental borrowing rate is 4.88%, an average interest rate of the Company’s bank loans. The remaining lease term is 0.4, 0.6 and 1.1 years as of June 30, 2022, December 31, 2021 and 2020, respectively. Rental expenses including interest paid for the six months ended June 30, 2022 and 2021 were $132,049 and $54,139, respectively, and $200,282 and $187,680 for the years ended December 31, 2021 and 2020 respectively. Total cash flows paid toward the operation lease were $158,212 and $nil for the six months ended June 30, 2022 and 2021, respectively, and $163,603 and $203,939 for the years ended December 31, 2021 and 2020.

Lease-related assets and liabilities at June 30, 2022, December 31, 2021 and 2020 were as follows:

	June 30,	December 31,
	2022	2021	2020
	(Unaudited)
Assets
ROU assets-Operating lease	$-	$23,367	$222,254
Liabilities
Operating Lease liabilities, current	$-	$47,228	$155,993

Note 11 - Commitment and contingencies

On February 7, 2021, the landlord of the factory leased by RLSP filed a lawsuit against RLSP for default on lease payment pursuant to the lease agreement entered on November 11, 2019. The case was settled under the court mediation and a civil settlement was issued on April 20, 2021, pursuant to which, RLSP should pay the total unpaid balance of $46,454 (approximately RMB 300,000) along with interest calculated with 24% annum for around five months period. RLSP agreed to make the remaining two lease payments on time. $58,855 (RMB380,000) was made to the landlord through the court in April 2021, including unpaid lease payments, interest and attorney fee. RLSP extended the lease agreement with the landlord to August 14, 2022 in December 2021 and again to January 14, 2023 in August 2022.

On July 5, 2022, Guangzhou FuRuiDe Metal Processing Machinery Manufacturing Co., Ltd. (“GFMP”) and RLSP entered into a settlement agreement regarding the dispute about the molds produced by GFMP. GFMP manufactured five pair of molds for RLSP for the total purchase amount of RMB 200,000 (approximately USD $31,000), whereas RLSP prepaid RMB 30,000 (approximately USD $5,000) as deposit in October 2019. RLSP claims that the molds are defective which led to higher product defectives rate and RLSP has removed the models from production since then. As a result, RLSP disputed the remaining unpaid purchase amount (i.e. RMB170,000). According to the mediation letter entered by both parties on July 5, 2022, GFMP and RLSP are willing to solve the dispute and settled the remaining unpaid balance in RMB 131,850 (approximately $20,000). The settlement amount has been paid on August 1, 2022 through court enforcement of Ningbo City.

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On September 17, 2020, RLSP entered a construction contract with Ningbo Rongsen to build up a new production line for which the annual production capacity will be up to four million set of automotive seals. The budget of the project is around $5,420,810 (RMB35 million) with the project started on April 2021, and project is expecting to complete around August 2023.

Note 12 - Income Taxes

The Company, RLI is a Nevada company and subject to the United States federal income tax at a tax rate of 21%. The Company’s subsidiary, RLSP, is incorporated in the PRC and are subject to PRC’s Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes (“EIT”) is generally imposed at 25%.

For the years ended December 31, 2021 and 2020, the provision for income taxes were $nil and $215,997, respectively. As of December 31, 2021 and 2020, the income tax payables were $215,118 and $241,938, respectively.

For the six months ended June 30, 2022 and 2021, the provision for income taxes was $7,838 and $nil, respectively. As of June 30, 2022 and 2021, the income tax payables were $221,118 and $232,046, respectively.

The table below summarizes the difference between the U.S. statutory federal tax rate and the Company’s effective tax rate for the six months ended June 30, 2022 and 2021, and the years ended December 31, 2021 and 2020:

	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(Unaudited)
U.S. federal income tax rate	21.0%	21.0%	21.0%	21.0%
Tax rate difference	4.0%	4.0%	4.0%	4.0%
Tax except	-%	-%	-%	-21.4%*
Nontaxable items	-%	-%	(25.0)%	35.6%
GILTI tax	-%	-%	-%	-%
Others	-%	-%	14.8%	(6.2)%
Valuation allowance	(23.3)%	(25.0)%	(14.8)%	-%
Effective tax rate	1.7%	(0.0)%	(0.0)%	33.1%

For U.S. income tax purposes, the Company has no cumulative undistributed earnings of foreign subsidiary as of June 30, 2022 after acquired RLSP on May 27, 2021. Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we concluded that such earnings will be remitted to the U.S. in the future.

In addition, the 2017 Tax Act also creates a new requirement that certain income (i.e., Global Intangible Low-Taxed Income (“GILTI”)) earned by controlled foreign corporations (“CFCs”) must be included currently in the gross income of the CFCs’ U.S. shareholder. GILTI is the excess of the shareholder’s net CFC tested income over the net deemed tangible income return, which is currently defined as the excess of (1) 10 percent of the aggregate of the U.S. shareholder’s pro rata share of the qualified business asset investment of each CFC with respect to which it is a U.S. shareholder over (2) the amount of certain interest expense taken into account in the determination of net CFC-tested income. The Company has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred. For the six months ended June 30, 2022, and the years ended December 31, 2021 and 2020, no GILTI tax expense was incurred.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and considered that no provision for uncertainty in income taxes was necessary as of June 30, 2022.

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Note 13 - Segment Reporting

We realize revenue primarily through the sale of synthetic rubber, rubber compound, car window seals, auto parts with two sales channels. The Company managed and reviewed its business as two operating and reporting segments: direct supply and indirect supply models.

The business line distribution of the Company’s information as of and for the six months ended June 30, 2022 and 2021, and as of and for the years ended December 31, 2021 and 2020 as following:

	For the six months ended June 30,		For the years ended December 31,
	2022	2021	2021	2020
	(Unaudited)
Revenue:
Direct supply model	$2,197,969	$968,801	$2,980,431	$283,728
Indirect supply model	3,719,213	7,149,282	11,620,129	16,380,943
Total	5,917,183	8,118,083	14,600,560	16,664,671

Gross profit:
Direct supply model	17.7%	(9)%	4%	(176)%
Indirect supply model	(2.0)%	(4)%	(11)%	11%
Total	5.3%	(5)%	(8)%	8%

Income(loss) from operations:
Direct supply model	25,870	(378,949)	(1,421,478)	(892,880)
Indirect supply model	(165,734)	(374,507)	(1,440,756)	1,575,739
Corporate	(51,752)	-	(62,311)	-
Total	(191,616)	(753,455)	(2,924,545)	682,859

Net income(loss)
Direct supply model	(82,214)	(475,206)	(1,666,458)	(922,522)
Indirect supply model	(165,734)	(374,507)	(1,440,756)	1,359,743
Corporate	(51,752)	-	(62,311)	-
Total	$(299,700)	$(849,713)	$(3,169,525)	$437,221

	June 30,	December 31,
	2022	2021	2020
	(Unaudited)
Reportable assets
Direct supply model	$10,810,816	$12,077,692	$6,395,413
Indirect supply model	3,833,504	2,918,850	5,516,744
Corporate	5,008	1,230	-
Total	$14,699,327	$14,997,772	$11,912,157

All long-term assets are managed under direct supply model by the chief operating decision maker.

Note 14 - Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events through the date of issuance of these financial statements and noted the subsequent events should be disclosed except the ones disclosed at Note 6 and Note 8:

Subsequently RLSP had $372,729 notes payable due and paid, and further issued additional $611,131 notes payable from Ningbo bank. As of the reporting date, the outstanding notes payable totaled $611,131.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$2,530.00
Auditor Fees and Expenses	$95,000.00
Consulting Fees and Financial Advisory Expenses	$120,000.00
Legal Fee	$45,000.00
Transfer Agent Fees	$1,200.00
Other Fees	$36,270.00
TOTAL	$300,000.00

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

Name of selling stockholder	Shares of Common stock owned prior to offering		Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
XUEYANG SHEN	2,000	*	2,000	0	0%
LIQIANG SHEN	2,000	*	2,000	0	0%
WEIJIE ZHOU	1,500	*	1,500	0	0%
GUOZHANG ZHOU	500	*	500	0	0%
LIN CHEN	500	*	500	0	0%
XIAOLEI XIE	1,000	*	1,000	0	0%
YOUFEI XIE	1,000	*	1,000	0	0%
YOU’ER BAO	1,000	*	1,000	0	0%
XUEPING LIANG	1,000	*	1,000	0	0%
HAIBO HU	1,000	*	1,000	0	0%
JINGFENG XU	1,500	*	1,500	0	0%
ZHIJUN SU	2,000	*	2,000	0	0%
HONGGANG XU	2,000	*	2,000	0	0%
BILIAN ZHANG	1,200	*	1,200	0	0%
JIANTIE TENG	1,000	*	1,000	0	0%
WEIGUO HOU	2,000	*	2,000	0	0%
YURU ZHOU	2,000	*	2,000	0	0%
HUOYAN YAO	1,500	*	1,500	0	0%
YUGUANG LIU	1,500	*	1,500	0	0%
HAINA WANG	1,000	*	1,000	0	0%
XIGUANG ZHENG	500	*	500	0	0%
PEIZHU CHEN	1,000	*	1,000	0	0%
ZENGYUAN WANG	1,000	*	1,000	0	0%
WEIGEN GU	1,200	*	1,200	0	0%
JINBO SONG	1,000	*	1,000	0	0%
LEQIN SHEN	1,000	*	1,000	0	0%
FENGLIAN ZHU	1,000	*	1,000	0	0%
JIA ZHANG	1,000	*	1,000	0	0%
SHUIYU YI	1,000	*	1,000	0	0%
XIANNAN LI	20,000	**	20,000	0	0%
YUFENG QIN	15,000	**	15,000	0	0%
SHANGZHI FU	339,000	**	339,000	0	0%
XIAOLIANG MA	13,000	**	13,000	0	0%
PENGFEI REN	8,000	**	8,000	0	0%
CHONG TANG	20,000	**	20,000	0	0%
DAOYUAN FU	21,000	**	21,000	0	0%
HAIJUN BAO	427,323	***	427,323	0	0%
CHEN XU	17,235	***	17,235	0	0%
TOTAL	916,458		916,458

* Shares received pursuant to the Company’s 2021 Equity Incentive Plan

** Shares purchased pursuant to a Private Placement

*** Loans converted into shares of the Company

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On September 28, 2021 the Company issued 60,000 shares of its common stock under its 2021 Equity Incentive Plan, to one director of the company, Mr. Jun Tong, who is not listed as a selling shareholder in the offering.

On September 30, 2021 the Company issued 35,900 shares of its common stock under its 2021 Equity Incentive Plan, to 29 employees.

Between June 21, 2021 and September 22, 2021, the Company sold 436,000 shares of its common stock pursuant to Private Placement to seven investors for $2.50 per share for an aggregate of $1,090,000.

On September 13, 2021 and September 27, 2021, the Company converted loans from two lenders in the aggregate amount of $1,111,395 into 444,558 shares of its common stock for $2.50 per share.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales, grants and conversions of the stock, since such issuances of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 18, 2021(1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (2)
5.2	Opinion of Shanghai SISU Law Firm (1)
10.1	Share Exchange Agreement between the Company and Xingxiu Hua dated May 27, 2021(1)
10.2	Material Purchase Contract with Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (1)
10.3	Material Sales Contract with Shanghai Xinsen Import and Export Co., Ltd. (1)
23.1	Consent of Independent Accounting Firm Simon & Edward LLP (3)
99.1	Sample Subscription Agreement (1)
107	Ex-filing Fees (1)

(1)	Previously Filed.
(2)	To be filed.
(3)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Ningbo, Zhejiang, China on September 29, 2022.

RUBBER LEAF INC

By:	/s/ Xingxiu Hua
Name:	Xingxiu Hua
Title:	President, CEO and Chairperson
Date:	September 29, 2022

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature		Title	Date

/s/ Xingxiu Hua		Director	September 29, 2022
By:	Xingxiu Hua
Chairperson, CEO (Principal Executive Officer)

/s/ Hua Wang		Director	September 29, 2022
By:	Hua Wang
Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Director

/s/ Jun Tong		Director	September 29, 2022
By:	Jun Tong
Director

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